UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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 ☐ Preliminary Proxy Statement.
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 ☐ Definitive Additional Materials.
 ☐ Soliciting Material Pursuant to §240.14a-12.
Gannett Co., Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2021
Dear Fellow Stockholders:
We are pleased to invite you to our Annual Meeting of Stockholders, which will be held on Monday, June 7, 2021, at 8:00 a.m. Eastern Time. The annual meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location, especially in light of the ongoing COVID-19 pandemic. You will be able to participate in the virtual annual meeting, vote your shares and submit questions during the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/GCI2021. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. As always, we encourage you to vote your shares prior to the meeting.
The matters to be considered by our stockholders at the annual meeting are described in detail in the accompanying materials. After consulting with outside experts and advisors, our board of directors decided to continue its efforts to strengthen our approach to governance and is again proposing several changes to our bylaws and certificate of incorporation to remove certain supermajority voting provisions, enhance stockholder rights and increase our board of director’s accountability. Implementation of these provisions requires the approval of holders of 80% of our common stock, and every vote matters.
Your vote is important. Whether or not you expect to participate in the annual meeting, please complete the proxy electronically or by phone as described on your proxy card and under “How to Vote” in this proxy statement, or please complete, date, sign and promptly return the proxy card in the enclosed postage-paid envelope so that your shares may be represented at the annual meeting. Returning or completing the proxy does not deprive you of your right to participate in the annual meeting and to vote your shares.
Please note that you must follow these instructions in order to participate in and be able to vote at the annual meeting: All stockholders as of the close of business on April 15, 2021, the record date, may vote and ask questions at the annual meeting by accessing www.virtualshareholdermeeting.com/GCI2021 and entering the 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials. In addition, any stockholder may also be represented by another person at the annual meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. We encourage you to vote using the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote via the internet if you participate in the virtual annual meeting. For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.
If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary (each, a “broker”), we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker is not required to represent you at the meeting and even if they do, they may not vote your shares on any proposal, except the ratification of our auditors.
Sincerely,

Michael E. Reed
Chairman of the Board of Directors

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF GANNETT CO., INC.
WHEN: Monday, June 7, 2021 8:00 a.m. Eastern Time
The principal business of the 2021 Annual Meeting of Stockholders(the “Annual Meeting”), as described in the accompanying proxy materials will be:
(1) Election of nine director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are elected and duly qualified;
(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021;
(3) Approval, on an advisory basis, of executive compensation;
(4) Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation;
(5) Approval of an amendment to our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections;
(6) Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
  A. Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”);
  B. Eliminating the supermajority voting requirements to amend our Bylaws; and
  C. Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors of the Company (the “Board”) is removed;
(7) Approval of the Rights Agreement, dated April 6, 2020, between the Company and American Stock Transfer & Trust Company LLC (the “Rights Agreement”) designed to preserve the value of certain tax assets associated with the Company’s net operating losses under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); and
(8) Any other business properly presented at the Annual Meeting or any adjournment or postponement thereof.

WHERE:

Online via:
www.virtualshareholdermeeting.com/GCI2021

There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person. In the event that the logistics of our Annual Meeting are impacted by developments related to the COVID-19 pandemic, we will announce such information as promptly as practicable in a press release and the filing of additional proxy materials with the U.S. Securities and Exchange Commission. Please monitor our website at https://investors.gannett.com/annualmeeting for updated information.

RECORD DATE: Only stockholders of record at the close of business on April 15, 2021 will be entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2021:

The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at http://materials.proxyvote.com/36472T

Proposals 5 and 6 are intended to promote stockholder democracy and increase the Board’s accountability to stockholders. These proposals require approval by a supermajority of the outstanding shares so it is extremely important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically or by phone as described on your proxy card and under “How do I Vote” in the proxy statement, or complete, date, sign and promptly return the proxy card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting. If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary (each, a “broker”), we encourage you to follow the instructions provided by your broker about how to vote.
By Order of the Board of Directors,

Polly Grunfeld Sack
General Counsel

Gannett Co., Inc. 2021 Annual Meeting of Stockholders

VOTE YOUR SHARES
HOW TO VOTE
Your vote is very important, and we hope that you will participate in the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on April 15, 2021. Please read the proxy statement and vote right away using any of the following methods.
Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit: www.proxyvote.com	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone	VOTE BY MAIL Sign, date, and return your proxy card in the enclosed envelope.
Beneficial Stockholders:
If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted.
Assistance:
For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.

i

GANNETT CO., INC.
7950 Jones Branch Drive, McLean, VA 22107-0150
Proxy Statement
for the 2021 Annual Meeting of Stockholders to be Held on
June 7, 2021
PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2021, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”). This summary does not contain all of the information you should consider about Gannett Co., Inc. (the “Company”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.
2021 Annual Meeting of Stockholders
Date & Time	Location	Record Date
Monday, June 7, 2021 8:00 A.M. Eastern Time	Online via: www.virtualshareholdermeeting.com/GCI2021	April 15, 2021
Meeting Agenda and Voting Matters
Item	Proposal	Board Vote Recommendation	Page Reference (for more information)
1	Election of Nine Director Nominees Named in this proxy statement	FOR each nominee	10
2	Ratification of the Appointment of Ernst & Young LLP	FOR	43
3	Advisory vote on executive compensation (“say on pay”)	FOR	44
4	Advisory vote regarding the frequency of future advisory votes on executive compensation (“say on frequency”)	FOR	45
5	Approval of amendments to our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections	FOR	46
6	Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
	A. Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”)	FOR	48
	B. Eliminating the supermajority voting requirements to amend our Bylaws	FOR	48
	C. Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of directors is removed	FOR	48

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)
7	Approval of the Rights Agreement, dated April 6, 2020, between the Company and American Stock Transfer & Trush Company LLC (the “Rights Agreement”) designed to preserve the value of certain tax assets associated with the Company’s net operating losses under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)	FOR	50
Director Nominees
Name	Age	Recent Professional Experience	Committees
Vinayak R. Hegde*	51	President and Chief Operating Officer, Blink Health LLC	AC, TC, CVC
Theodore Janulis*	62	Founder and Principal, Investable Oceans	AC, CC, NGC, CVC
John Jeffry Louis III*	58	Co-Founder and Former Chairman, Parson Capital Corporation	CC, NGC, CVC
Maria Miller*	64	Former Chief Marketing Officer, Bahamas Paradise Cruise Line	AC, NGC, CVC
Michael Reed	54	Chief Executive Officer, Gannett Co., Inc.	CVC
Debra Sandler*	61	President and Chief Executive Officer, La Grenade Group, LLC	NGC, TC, CVC
Kevin Sheehan*	67	Former Senior Advisor, Scientific Games Corporation	AC, CC, CVC
Laurence Tarica*	71	Former President and Chief Operating Officer, Jimlar Corporation	NGC, TC, CVC
Barbara Wall	66	Former Chief Legal Officer, Gannett Media Corp.	TC, CVC
*	— Independent Director
AC	— Audit Committee
CC	— Compensation Committee
NGC	— Nominating and Corporate Governance Committee
TC	— Transformation Committee
CVC	— COVID-19 Committee
Who We Are
We are a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. We aim to be the premiere source for clarity, connections, and solutions within our communities. Our strategy is focused on driving audience growth and engagement by delivering deeper content experiences to our consumers, while offering the products and marketing expertise our advertisers desire. The execution of this strategy is expected to enable us to continue our evolution from a more traditional print media business to a digitally focused content platform.
Until November 19, 2019, our corporate name was New Media Investment Group Inc. (“New Media”) and Gannett Co., Inc. was a separate publicly traded company. On November 19, 2019, we completed the acquisition (the “Acquisition”) of Gannett Co., Inc. (which was renamed Gannett Media Corp. and is referred to as “Legacy Gannett”) and changed our name to Gannett Co., Inc.
Company Governance Highlights
Self-Management. As of December 31, 2020, we terminated our external management agreement (the “Amended Management Agreement”) and became self-managed. In connection with the termination of our relationship with FIG, LLC (the “Former Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”), we extended offers of employment to certain employees of the Former Manager or its affiliates who provided services to the Company, including to our Chief Executive Officer, who became our employee as of January 1, 2021.

Operating Priorities. We have five key operating priorities: accelerating digital subscriber growth, driving digital marketing services growth, optimizing our traditional print operations and advertising businesses, prioritizing investments into growth businesses that support our vision, and building our inclusive and diverse culture. In 2021, we expect to speak to these priorities regularly and share data points with you to track our progress.
Fully declassified board. We have completed the restructuring of our previously classified board, meaning that the entire board of directors will be elected annually commencing with this Annual Meeting.
Director Skills and Attributes
We believe that our directors possess the requisite experience and skills necessary to carry out their duties and to serve our best interests and those of our stockholders.
Number of Directors displaying Key Competencies and/or Profiles

Stockholder Outreach and Engagement
We regularly engage with our stockholders over the course of a year on diverse topics such as financial performance, compensation and pay for performance matters, corporate governance and corporate social responsibility. These meetings and calls can be in person or via teleconference, management only, or led by one of our independent directors with management present. We are committed to not just continued engagement with our shareholders, but to reviewing and applying the substance of the engagement. Management routinely reports to our board of directors (the “Board”) and specific Board committees on the substance and nature of our stockholder communications.
Despite the pandemic, in 2020 we held over 150 meetings with stockholders, which included meeting many of our stockholders at least once during the year. We also attended five conferences and had quarterly engagement with our analysts. Many conversations were focused on the integration progress after the Acquisition and what our environmental, social, and governance practices would become for the combined company. We are now one year into a two-year integration journey and our public disclosures reflect the additional progress we have made to date.

In early 2021, we invited 25 of our investors (representing over 50% of our share ownership) to engage with us for a comprehensive update with respect to our governance efforts, considering the recent termination of our external management agreement. From these conversations and those held in 2020, here is feedback we received and how we responded:
What we Heard	How we Responded
Stockholders indicated a desire for increased proxy disclosure clarity.
We substantially enhanced our disclosures in this proxy statement, adding a more fulsome summary section and incorporating the use of further graphics to provide greater clarity and improve readability.

Stockholders asked for added details with respect to our compensation programs.
We enhanced our Compensation, Discussion & Analysis (“CD&A”) section in this proxy statement to enhance our compensation-related disclosures.

The Board also negotiated the termination of our external management agreement one year earlier than planned. Our Chief Executive Officer, Michael Reed, is now employed directly by us and the terms of his employment are disclosed in the CD&A section.

Stockholders expressed an interest in hearing more about journalism, our diversity efforts, and our strategy.
On our corporate website and in our earnings releases and annual and quarterly reports we file with the Securities and Exchange Commission (the “SEC”), we include highlights from our award-winning journalism and share data on its reach in both the United States and the United Kingdom.

In the summer of 2020, we published our workforce diversity demographics on our corporate website, which we expect to refresh twice annually (January 1 and July 1). At the end of the first quarter of 2021, we also published our first Inclusion Report.

With respect to our strategy, we have expanded our discussions of our strategy and added detail about our areas of business focus. We have also committed to sharing more key performance data with respect to our strategy and focus during 2021.

The feedback received from these meetings with our stockholders has helped to shape our 2021 disclosures and the re-inclusion of Proposals 5 and 6 is intended to further promote stockholder democracy and increase the Board’s accountability to stockholders. These proposals require approval by a supermajority of the outstanding shares, so we have again engaged MacKenzie Partners, Inc. to assist us in solicitation of stockholder participation.

GENERAL INFORMATION
Why am I receiving these proxy materials?
These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for the 2021 Annual Meeting of Stockholders of Gannett Co., Inc. to be held on Monday, June 7, 2021 at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The annual meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location, especially in light of the ongoing pandemic. There will not be a physical meeting location and you will not be able to attend the annual meeting in person.
We made our proxy materials available to stockholders via the internet or in printed form on or about April 28, 2021. Our proxy materials include the Notice of the Annual Meeting, this proxy statement, the proxy card and our Annual Report. These proxy materials, other than the proxy card, which is available with the printed materials, can be accessed at http://materials.proxyvote.com/36472T. A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting.
What am I voting on?
At the annual meeting, you will vote on:
1)	the election of nine director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are elected and duly qualified;
2)	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021;
3)	a proposal to approve, on an advisory basis, the Company’s executive compensation (“say on pay”);
4)	a proposal to approve, on an advisory basis, the frequency of future advisory votes on executive compensation (“say on frequency”);
5)	a proposal to amend our Bylaws to implement majority voting in uncontested director elections;
6)	proposals to eliminate certain supermajority voting provisions from our organizational documents, namely:
A.	a proposal to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of our Charter;
B.	a proposal to eliminate the supermajority voting requirements applicable to the amendment of our Bylaws; and
C.	a proposal to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board is removed; and
7)	a proposal to ratify the Rights Agreement designed to preserve the value of certain tax assets associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code.
Will there be any other items of business addressed at the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote for you on such matter in their discretion.
What must I do if I want to participate in the Annual Meeting?
By visiting www.virtualshareholdermeeting.com/GCI2021 and signing in with your unique control number, you will be able to participate in the Annual Meeting, vote your shares and ask questions during the meeting. Guests who are not stockholders are welcome to join the virtual meeting but will be restricted to listen-only mode. If you encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.
We continue to monitor developments with respect to the ongoing pandemic. Please monitor our website at https://investors.gannett.com/annualmeeting for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement furnishes you with the information you need in order to vote, whether or not you participate in the Annual Meeting.

Who may vote at the Annual Meeting?
If you owned shares of our common stock at the close of business on April 15, 2021, which is the record date for the Annual Meeting, then you are entitled to vote your shares at the meeting. At the close of business on the record date, we had 142,544,454 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.
Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open.
How do I Vote?
Telephone and internet voting are available through 11:59 p.m. Eastern Time on June 6, 2021 using the 16-digit unique control number included on your proxy card or in the instructions that accompanied your proxy materials. Whether you are a stockholder of record or a beneficial owner, you can submit a proxy for your shares by internet at www.proxyvote.com. Stockholders of record can also submit a proxy for their shares by calling 1-800-690-6903.
You can also submit your proxy by mail by completing, signing, dating the proxy card and returning it in the pre-paid enclosed envelope so that it is received prior to the Annual Meeting. In addition, you may vote your shares during the Annual Meeting if you log into the meeting using your unique control number.
If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted. Many such firms make telephone or internet voting available, but the specific processes available will depend on those firms’ individual arrangements.
We encourage you to vote as soon as possible, even if you plan to participate in the Annual Meeting. Your vote is important and for all items other than ratification of the appointment of our independent registered public accounting firm, if you hold shares in street name, your shares will not be voted by your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee if you do not provide voting instructions.
For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and we sent the printed proxy materials (including your 16-digit unique control number) directly to you.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization (which is referred to as holding shares in “street name”), then the broker, nominee, custodian, or fiduciary (each, a “broker”) is considered the stockholder of record for purposes of voting at the Annual Meeting, and the printed proxy materials will be forwarded to you by the broker. As the beneficial owner of the shares, you have the right to instruct your broker on how to vote the shares held in your account. If you are not the holder of record and own your shares through a broker, we encourage you to follow the instructions provided by your broker about how to vote.
What happens if I do not give specific voting instructions?
If you are a stockholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then a “broker non-vote” occurs. In that case, the broker has discretionary authority to vote your shares with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (because it is considered a “routine” proposal under the rules of the New York Stock Exchange (“NYSE”)), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered to be non-routine proposals under NYSE rules). When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted with respect to Proposals 1, 3, 4 and 7, and will count as a vote “Against” with respect to Proposals 5, 6A, 6B and 6C. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum to conduct business at the Annual Meeting. Shares held by an intermediary, such as a brokerage firm, bank, broker-dealer or other similar organization, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and broker non-votes also will be counted for the purpose of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
What vote is required to approve each proposal and how does the Board recommend that I vote?
The vote required to approve each proposal, and the Board’s recommendation with respect to each proposal, are described below.
Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of nine director nominees	FOR each nominee	Plurality of votes cast	None	None
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021	FOR	Majority of shares present and entitled to vote thereon	Same effect as vote cast against proposal	N/A since this proposal is a routine matter on which brokers may vote
3.	Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote thereon (1)	Same effect as vote cast against proposal	None
4.	Advisory vote regarding the frequency of future advisory votes on executive compensation	ONE YEAR	Majority of shares present and entitled to vote thereon (1)	None	None
5.	Approval to implement majority voting in uncontested director elections	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
6A.	Approval to eliminate the supermajority voting requirement to amend certain provisions of our Charter	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
6B.	Approval to eliminate the supermajority voting requirements to amend certain provisions of our Bylaws	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
6C.	Approval to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board is removed	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal

Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
7.	Approval of the Rights Agreement designed to preserve the value of certain tax assets associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code	FOR	Majority of shares present and entitled to vote thereon	Same effect as vote cast against proposal	None
(1)
The results of the advisory vote on executive compensation and advisory vote regarding the frequency of future advisory votes on executive compensation are not binding on our Board or our compensation committee. However, our Board and our compensation committee value the opinions expressed by our stockholders in their votes on these proposals and will consider the outcomes of the votes when making future compensation decisions regarding our named executive officers. With respect to the frequency of future advisory votes, the frequency receiving the greatest number of votes will be deemed to have been selected by the stockholders.

In addition, if you grant a proxy, your shares will be voted in the discretion of the proxy holder on any proposal for which you do not register a vote and any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
How can I obtain a stockholder list?
A stockholder list will be available for examination by our stockholders during the Annual Meeting and at our principal executive offices at 7950 Jones Branch Drive, McLean, VA 22107-0150 during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.
Can I change or revoke my vote?
If you are a stockholder of record, you may revoke your proxy through any of the following methods:
•	send written notice of revocation, prior to the Annual Meeting, to our General Counsel at Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534;
•	complete, sign, date and mail a timely new proxy card to the address above;
•	dial the number provided on the proxy card and timely vote again;
•	log on to the internet site provided on the proxy card and timely vote again; or
•	attend the Annual Meeting and vote again.
Only your last-submitted, timely vote will count at the Annual Meeting. If you are a street name holder, you must contact your broker to receive instructions as to how you may revoke your proxy instructions.
We encourage you to vote in advance of the Annual Meeting to ensure your vote is counted should you be unable to participate in the Annual Meeting. Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open. If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this proxy statement.
Who is paying for this proxy solicitation?
We will bear the expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby. Following the mailing of this proxy statement and other proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. In addition, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise.
Following the mailing of this proxy statement and other proxy materials, we will also request brokerage firms, banks, broker-dealers, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held as of the record date, and will provide reimbursement for the cost of forwarding the materials.

We have retained MacKenzie Partners, Inc. to assist with soliciting proxies on our behalf for a fee of approximately $17,500, plus reasonable out of pocket expenses. We bear all proxy solicitation costs. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.
Can I ask questions at the Annual Meeting?
You may submit questions in advance of the Annual Meeting or during the Annual Meeting. We encourage you to submit questions in advance at www.proxyvote.com after logging in with your 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials. We request that questions sent in advance be submitted by June 4, 2021. You may also submit questions during the Annual Meeting by accessing the virtual meeting website at www.virtualshareholdermeeting.com/GCI2021 with your 16-digit unique control number and following the instructions available on the virtual meeting website.
We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters as time permits. We may group together questions that are substantially similar to avoid repetition. If we are unable to answer your question during the Annual Meeting due to time constraints, we encourage you to contact Investor Relations at (703) 854-3000 or investors@gannett.com.
Who counts the votes?
A representative of the Carideo Group, Inc. (an affiliate of Broadridge Financial Solutions Inc.), our independent tabulating agent, will count the votes and act as the inspector of elections. We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of elections to examine these documents.
How can I find out the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect nine director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. Our Bylaws provide that our Board shall consist of not less than three and not more than eleven directors as the Board may from time to time determine. The number of directors on the Board is currently fixed at nine.
At the 2018 annual meeting of stockholders, our stockholders approved amendments to our Bylaws that eliminate the classification of our Board into three classes, with each class serving a three-year term. As a result, the entire Board will be elected annually commencing with this year’s Annual Meeting.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated Michael E. Reed, Kevin M. Sheehan, Vinayak R. Hegde, Theodore P. Janulis, John Jeffry Louis III, Maria Miller, Debra Sandler, Laurence Tarica, and Barbara Wall for election as a director to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal. All of the Board’s nominees for director were elected at the last annual meeting, except Mr. Hegde who joined the Board in February 2021, and all nominees have agreed to serve if elected.
The Board recommends that you vote FOR each of the director nominees.
Unless otherwise instructed, all proxies that we receive will be voted FOR the director nominees. Abstentions and broker non-votes will have no effect on the election of directors. If a nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine and as the Nominating and Corporate Governance Committee or the Board may recommend, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Information Concerning our Directors
Set forth below is certain biographical information for our directors. Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

Name, Position, Age	Description
Michael E. Reed Chairman of the Board and Chief Executive Officer Age: 54 Director since November 2013
Mr. Reed has been Chairman of the Board since May 2019, and he has served as our Chief Executive Officer and President, and a member of our Board, since November 26, 2013. Previously, he had been Chief Executive Officer of GateHouse Media, Inc. (“GateHouse”), our predecessor, since January 2006 and served in this position when GateHouse filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in September 2013. He was a member of the board of directors of GateHouse since October 2006. Mr. Reed formerly served on the Board of Directors for the Newspaper Association of America, including one year as Chairman. He formerly served on the Board of Directors for the Minneapolis Star Tribune, from 2009 to 2014. Mr. Reed also formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press. Mr. Reed currently also serves on the Board of Directors of TouchCare Holdings LLC.

Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 20 years. Mr. Reed also has extensive corporate board experience.

Kevin M. Sheehan Lead Director Age: 67 Director since November 2013 Lead Director since May 2019
Mr. Sheehan has been a member of our Board since November 2013, and as Lead Director since May 2019. He was a member of the board of directors of GateHouse from October 2006 through November 2013 and served in this position when GateHouse filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in September 2013. From August 2016 to September 2018, Mr. Sheehan served as a director of, and from June 2018 to October 2018, as a senior advisor to, Scientific Games Corporation, a provider of games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Mr. Sheehan served as the chief executive officer and president of Scientific Games from August 2016 until June 2018. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. Mr. Sheehan currently serves as a director and a member of the audit committee, and commencing in April 2021, the chairman of Dave & Buster’s (Nasdaq: PLAY), a director and member of the audit committee of Navistar, Inc., (NYSE: NAV), and a director and a member of the audit committee of Hertz Global Holdings, Inc. (NYSE: HRI) and its wholly-owned subsidiary The Hertz Corporation. Mr. Sheehan previously served as a director of Bob Evans Farms (Nasdaq: BOBE) from April 2014 to May 2017.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the chief executive officer and chief financial officer of several large corporations provides him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board and is a Certified Public Accountant.

Name, Position, Age	Description
Vinayak R. Hegde Director Age: 51 Director since February 2021
Mr. Hegde has served as president and chief operating officer at Blink Health LLC, a digital health company that uses its technology platform to make prescriptions affordable and conveniently accessible for patients, since July 2020. From September 2018 to July 2020, Mr. Hegde served as the vice president of global growth and performance marketing and traffic and chief marketing officer Airbnb Homes, at Airbnb, which operates an online marketplace and hospitality service for leasing or renting short-term lodging. From October 2014 to September 2018, Mr. Hegde served as the senior vice president and global chief marketing officer at Groupon, Inc., a company that operates online local commerce marketplaces that connect merchants to consumers by offering discounted goods and services in Europe, North America and Africa. Mr. Hegde has served as a director of LifeVantage Corporation (Nasdaq: LFVN) since February 2017.

Mr. Hegde has significant digital and operational experience in leadership positions at multiple large corporations. His experience as chief operating officer and chief marketing officer at innovative and fast-growing companies is considered extremely valuable to assist the Board in our digital transformation efforts.

Theodore P. Janulis Director Age: 62 Director since January 2014
Mr. Janulis founded and has served as a principal of Investable Oceans, an investment platform focused on sustainable ocean investing, since September 2019. From January 2014 until June 2016, Mr. Janulis served as the Chief Executive Officer of CRT Greenwich LLC, a financial services company. Prior to that, Mr. Janulis served as Chief Executive Officer of Aurora Bank FSB, a federal savings bank, from September 2008 to January 2013. Before Aurora, Mr. Janulis spent 23 years at Lehman Brothers in various senior management roles including Global Head of Mortgage Capital, Global Head of the Investment Management Division, which included Neuberger Berman, and Global Co-Head of Fixed Income. Mr. Janulis also served on the firm’s Executive Committee.

Mr. Janulis’ knowledge, skill, expertise and experience, including his extensive senior management experience, his service as chief executive officer of two companies and his significant financial background, as evidenced by his professional and educational history, provides us with valuable experience at the board level.

John Jeffry Louis III Director Age: 58 Director since November 2019
Mr. Louis has served as a director since November 2019. He served as a director and as Chairman of the Board of Legacy Gannett from June 2015 to November 2019. Mr. Louis previously served as a director of TEGNA, Inc., Legacy Gannett’s former parent, from October 2006 until June 2015. Mr. Louis is the co-founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, and served as its chairman from 1992 to 2007. He currently serves as a director of The Olayan Group and S.C. Johnson and Son, Inc.

Mr. Louis has financial expertise, with substantial experience in founding, building and selling companies and in investing in early stage companies from his years of experience in the venture capital industry as a leader of Parson Capital and as an entrepreneur who has founded a number of companies and provides the Board with a valuable perspective.

Name, Position, Age	Description
Maria Miller Director Age: 64 Director since October 2019
Ms. Miller joined our Board in October 2019. Ms. Miller has a more than 30-year career in innovative marketing and digital communications, spanning the consumer products, financial services, e-commerce, travel, hospitality and cruise industries. Most recently, she served as Chief Marketing Officer for Bahamas Paradise Cruise Line from June 2017 to January 2019 2019. Ms. Miller also held various senior marketing roles at several companies, including Norwegian Cruise Line (NYSE: NCLH), Dave & Buster’s, Inc. (Nasdaq: PLAY), Elance, Inc. (now Upwork) (Nasdaq: UPWK), Avis Rent A Car, Inc. (Nasdaq: CAR), American Express (NYSE: AXP), the General Foods Corporation and The Shulton Group. Ms. Miller serves on the board of directors of Playa Hotels & Resorts N.V.

Ms. Miller’s extensive marketing experience as well as her strong digital communications background are skills our Board highly values. In addition, Ms. Miller has extensive executive leadership experience.

Debra Sandler Director Age: 61 Director since November 2019
Ms. Sandler serves as president and chief executive officer of La Grenade Group, LLC, a privately held consulting firm that she founded in 2015 and advises a wide range of clients on marketing innovation and overall business development. Ms. Sandler served as a director of Legacy Gannett from June 2015 to November 2019. Ms. Sandler served as chief health and wellbeing officer of Mars, Inc., a manufacturer of confectionary, food, and pet food products, from July 2014 through June 2015, having served as president, Chocolate, North America from April 2012 to July 2014, and chief consumer officer, Mars Chocolate, North America from November 2009 to March 2012. Prior to joining Mars, Ms. Sandler spent ten years with Johnson & Johnson in a variety of leadership roles and, before that, 13 years with PepsiCo. She serves as a director of Keurig Dr Pepper Inc. (Nasdaq: KDP), Dollar General Corporation (NYSE: DG), Archer-Daniels-Midland (NYSE: ADM), a trustee of Hofstra University, and is a member of the Executive Leadership Council. Ms. Sandler is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry. Ms. Sandler has served a member of the Board of Executive Managers of Pharmavite, LLC since 2017.

Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

Laurence Tarica Director Age: 71 Director since January 2014
Mr. Tarica has served as a member of our Board since January 2014. He was president and chief operating officer of Jimlar Corporation (“Jimlar”), a member of the Li and Fung Group and a designer, distributor, and supplier of footwear, from March 1991 until his retirement in December 2014. Mr. Tarica serves on the board of directors of D’Addario and Company, a manufacturer of musical instrument accessories. Mr. Tarica also serves on the Advisory Board of the New York Mets.

Mr. Tarica’s knowledge, skill, expertise and experience, specifically his experiences in a variety of business divisions, including sales and marketing, his development of Jimlar’s digital services and social media strategy and his over 20 years of operational and leadership experience as the president and chief operating officer of Jimlar, are attributes our Board considers highly valuable.

Name, Position, Age	Description
Barbara Wall Director Age: 66 Director since November 2019
Ms. Wall has served on our Board since November 2019. She served as the chief legal officer of Legacy Gannett from June 2015 to November 2019, and as its interim chief operating officer from March 2019 to November 2019. She previously held various other positions with TEGNA, Inc., where she worked for thirty years.

Ms. Wall brings extensive First Amendment and legal expertise in addition to a deep knowledge of Legacy Gannett and its history and operations.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS
The Board believes that effective oversight of environmental, social and governance (“ESG”) matters is core to its risk oversight function and is essential to sustainability, providing value to stockholders and benefiting the communities we serve. As a leading media organization, our journalists seek to shed light on important issues and our marketing endeavors promote meaningful connections in our communities.
The Board’s oversight of ESG matters includes review of the following on at least an annual basis:
•	corporate social responsibility programs;
•	diversity initiatives and human resource policies and practices;
•	executive compensation programs;
•	annual stockholder engagement activity;
•	the whistleblower program and procedures for handling complaints; and
•	the code of business conduct and ethics, code of ethics for executive officers, and related compliance activities.
Environment and Sustainability
As the list of investigative reports in the Communities section of our corporate website (www.gannett.com/communities) illustrates, our coverage of environmental and sustainability issues is extensive. We are committed to environmental protection and sustainability within our own operations. Our management makes environmental protection, energy reduction and resource conservation integral components of our business planning and operations. Our Environmental Protection and Sustainability Policy Statement (www.gannett.com/planet) emphasizes the following to all internal stakeholders:
•	our obligation to comply with applicable environmental laws in our operations;
•	our commitment to minimize the use of energy and natural resources; and
•	our dedication to reducing, reusing and recycling the materials we use.
In addition, our U.K. subsidiary, Newsquest, has adopted its own Environmental Policy (www.newsquestprinting.co.uk/environmental-policy) that strives to:
•	integrate the consideration of environmental concerns and impacts into our major decision making and activities;
•	promote environmental awareness among employees and encourage them to work in an environmentally responsible manner;
•
protect the environment and prevent pollution through the use of processes and practices to avoid, reduce or control the creation, emission or discharge of any type of pollutant or waste to reduce our adverse environmental impacts;

•	comply with all relevant environmental legislation as well as any other environmental requirements which we are obliged to meet;
•	communicate our Environmental Policy to staff, customers, visitors and the public and encourage them to support it; and
•	continually improve our environmental performance by setting objectives and targets.
To fulfill our purpose, we rely on many resources, including natural resources, which we strive to use responsibly. As we continue on the integration journey from the Acquisition completed in late 2019, we expect to further align our complete footprint to consistently implement projects and initiatives relating to responsible resource use.
•
Energy: We are committed to minimizing our energy use. During 2020, we reduced our office and production footprint through the sale of 63 properties. We expect to sell additional properties in 2021 and as consumer behavior continues to shift from print to digital media, we expect that our environmental impact, including carbon emissions, will continue to decrease.

•
Sustainable Sourcing: Along with Newsquest, we are committed to purchasing newsprint responsibly to help reduce greenhouse gas emissions. We believe we are one of the industry leaders in the use of recycled newsprint and, during 2020, 14% of our domestic newsprint purchases contained recycled content, with average recycled content of 31%. The purchase of recycled and certified newsprint is sometimes limited by local availability and price. Our ability to purchase recycled content newsprint may be further limited in the future as the U.S. paper industry continues to move away from manufacturing recycled-content paper. Certification systems used by our newsprint producers include Forest Stewardship Council (FSC), Sustainable Forest Initiative (SFI), Programme for Endorsement of Forest Certification (PEFC) and comparable organizations. We report the tons of newsprint used companywide in our Annual Report.

•
Water: We have significantly reduced our water usage in our operations by switching to dry methods of photo processing and plate processing, where possible. We have also either discontinued onsite truck washing to prevent contaminated runoff or required that the runoff be collected and disposed of properly.

•
Waste: Whenever possible, we look to minimize waste in our operations by reducing and recycling it. This includes use of aluminum plates, which can be recycled, in our printing processes, sending batteries and light ballasts and other wastes to recycling facilities, recycling newsprint, cardboard and other paper waste, as well as the waste ink and cleaning solvents.

Social Responsibility
Our mission is to empower communities to thrive. We live our mission and values through our culture where our diverse voices, backgrounds and experiences are fundamental to our success. Our values include:
•	Obsess over customers – Be devoted to customers and commit to building relationships and experiences that deliver value.
•	Cultivate community – Create places people belong by facilitating vital connections that engage people in the places we live, work and play.
•
Embrace diversity – All voices are meant to be heard. We seek opportunities for mutual learning and understanding, and believe embracing diverse opinions, backgrounds and perspectives enables us to meet our fullest potential.

•	Make an impact – Produce impactful work that is personal, intentional, essential and drives real change in the organization and industry, for people we serve and the world.
•	Progress with curiosity and purpose – Relentlessly pursue new ways to evolve how we deliver on our commitments.
•	Act with integrity – No matter who is watching, act with integrity, honesty, and the highest moral standards.
We support a diverse, inclusive and equitable workplace offering opportunity for growth. We believe the foundation of our business is the people and employees who make our day-to-day operations possible. A major focus in 2020 was our integration of Legacy Gannett onto a common infrastructure platform to manage all aspects of the employee experience including record keeping, communication and learning platforms, Employee Resource Group (“ERG”) programs, benefits offerings and employment support services. This investment allowed for enhanced offerings in wellness, mental health benefits, safety and security guidance. These enhancements allowed us to deliver a social safety net to our employees as they navigated the COVID-19 pandemic, social unrest, and the U.S. political climate.
At the start of the COVID-19 pandemic, we quickly prioritized the safety of our employees, while preserving our ability to produce vital news, by asking our employees to work remotely where possible and implementing new safety procedures for our manufacturing and distribution teams. By late March 2020, we had transitioned 95% of our non-production and delivery employees to work remotely. For our production and delivery employees, we implemented social distancing measures and hygiene best practices in line with guidelines from the Centers for Disease Control and Prevention and the World Health Organization for all our facilities. These adjustments have allowed us to maintain our news delivery without any major disruptions to our communities. We continue to monitor the situation with respect to the pandemic and the health and safety of our employees continues to be of the utmost importance to us.

Enabling a positive employee experience, within a values-based, inclusive work culture, is a top priority at Gannett. Aligned to our purpose, we provide engaging work and foster a culture that supports our employees’ ability to reach their goals and grow through learning and development. We cultivate a safe, diverse, inclusive, and equitable culture with broad promotion of ERGs. Two-way communication strategies include intersectional ERG events, monthly Town Hall meetings with our Chief Executive Officer and senior leadership, and our Together newsletter, which shares strategies on topics such as remote working, staying connected, and vaccination information and resources.
We are committed to building a workforce that reflects our communities and providing equal opportunities for each employee to thrive. We regularly track our progress and expect to share our workforce demographics publicly in the future. In addition, we are in the process of expanding our demographic data to help us better understand and serve our workforce, by providing employees the opportunity to voluntarily self-identify certain demographic information. We are confident that our efforts will help us reach our goal in being a workforce at parity with the diversity of our nation by 2025.
We listen through bi-annual Your Voice Engagement surveys, multiple Pulse surveys targeting current concerns, and Lifecycle surveys to understand the Gannett employee experience. The performance review process includes goal setting as well as regular manager feedback and coaching to assist with the career growth of our employees, and the use of development plans for individual career growth. Due to the 2020 pandemic, we postponed the formal portion of this process. In 2021, our full process is expected to resume with an annual review and quarterly check-ins. Our learning programs have been designed to successfully orient employees, build leadership capabilities and meet individual development needs. Through our centralized Learning Experience Platform, we deliver and manage both internally developed and customized programs such as our leadership development program, as well as partner programs. To further enhance our employees’ experience, we offer a volunteer time benefit and community giving campaigns and have added two additional holidays beginning in 2021: Martin Luther King Jr. Day and Juneteenth.
Determination of Director Independence
A majority of the directors serving on the Board must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board determines director independence based on our independence standards and the independence standards under the NYSE listing rules. The Board may determine, in its discretion, that a director is not independent notwithstanding qualification under the NYSE listing rules.
The Board has determined that each of Mmes. Miller and Sandler and Messrs. Hegde, Janulis, Louis, Sheehan and Tarica are, and Mr. Gupta was during the period of his service during 2020, independent for purposes of NYSE Rule 303A and each of Mmes. Miller and Sandler and Messrs. Hegde, Janulis, Louis, Sheehan and Tarica has, and Mr. Gupta had during the period of his service in 2020, no material relationship with the Company. In making such determination, the Board took into consideration the relationships that each director has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board consists of a majority of independent directors (in accordance with the listing standards of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which delineate our standards for our officers and directors, and employees. Our Code of Business Conduct and Ethics, Code of Ethics for Executive Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board are available on our website, www.gannett.com. We have not incorporated by reference into this proxy statement the information included, or that can be accessed through, our website and you should not consider it to be part of this proxy statement.
The Company has also adopted a Code of Ethics for Executive Officers which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. We intend to disclose any amendment to, or waiver from, a provision of the Code of Ethics for Executive Officers or the Code of Business Conduct and Ethics under applicable NYSE and SEC requirements by posting such information on our website at www.gannett.com.
Board Structure and Leadership
We do not currently divide the roles of Chairman of the Board and Chief Executive Officer consistent with the flexibility afforded by our Corporate Governance Guidelines. In addition to the Chairman of the Board, we have a Lead Director, who is an independent director.
Our current Chief Executive Officer has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 20 years. The Board believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.
At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board established the position of Lead Director in 2019. The Lead Director is an independent director and is elected annually by the Board. The responsibilities of the Lead Director include, but are not limited to, calling meetings of the non-management directors, if desired, and being available when appropriate for consultation and direct communication if requested by stockholders.
The Board’s Role in Risk Oversight
Our risk management is generally overseen by our Chairman and Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for us. Material risks are identified and prioritized by management, and they are periodically discussed with the Board or appropriate committee. In March 2020, the Board formed a COVID-19 Committee to oversee our crisis response to the pandemic. The Board regularly reviews information regarding our credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.
Board and Committee Meetings
During the year ended December 31, 2020, our Board held 12 meetings (in addition to actions taken by written consent). In 2020, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Transformation Committee. In addition, in March 2020, our Board formed the COVID-19 Committee to oversee our crisis response to the COVID-19 pandemic. All members of the Board are also members of the COVID-19 Committee.
During 2020, the Audit Committee met six times, the Nominating and Corporate Governance Committee met four times, the Compensation Committee met two times, the Transformation Committee met three times, and the COVID-19 Committee met 17 times. During 2020, each director attended at least 75% of the meetings of the Board and the committees on which they served. Although director attendance at our annual meeting of stockholders each year is encouraged, we do not have an attendance policy. All of our then serving directors attended our 2020 annual meeting of stockholders.

The members of each of our standing committees are set forth in the table below:
	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Transformation Committee
Mayur Gupta(1)	✔			✔
Vinayak R. Hegde(2)	✔			✔
Theodore P. Janulis	✔	✔(C)	✔
John Jeffry Louis III		✔	✔
Maria M. Miller	✔		✔
Debra A. Sandler			✔	✔(C)
Kevin M. Sheehan	✔(C)	✔
Laurence Tarica			✔(C)	✔
Barbara W. Wall				✔
✔	denotes member
(C)	denotes Chair
(1)	In September 2020, Mr. Gupta resigned from the Board upon starting his new position as our Chief Marketing and Strategy Officer.
(2)	Mr. Hegde was appointed to the Board in February 2021.
Audit Committee
The Audit Committee is responsible for providing assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting with the Board’s oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function. The Audit Committee is also responsible for appointing our independent registered public accounting firm and approving the terms of the registered public accounting firm’s services.
The Board has determined that each of the members of our Audit Committee is independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards. In addition, the Board has determined that Mr. Sheehan’s simultaneous service on the audit committees of more than three public companies does not impair his ability to effectively serve on our Audit Committee. The Board has also determined that Mr. Sheehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC.
Compensation Committee
The Compensation Committee is responsible for administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan of ours, and making recommendations to the Board regarding director compensation. The Compensation Committee also evaluates annually the performance of executive officers and approves their compensation.
The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” as defined under Section 162(m) of the Internal Revenue Code, and an independent director under the NYSE listing standards.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee “interlocks” during 2020, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee. In addition, there was no insider participation on the Compensation Committee in 2020.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for: (a) recommending to the Board individuals qualified to serve as our directors and on committees of the Board; (b) advising the Board with respect to board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to us; and (d) overseeing the evaluation of the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of the NYSE.
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director include such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise and diversity with respect to characteristics, such as gender, race, ethnicity and sexual orientation, as would enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standard. In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates.
Our Board believes that diversity can strengthen board performance. In addition, we believe that our current practices support board diversity. Specifically, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. Accordingly, the Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, diverse candidates with respect to characteristics such as gender, race, ethnicity and sexual orientation in the pool of potential candidates from which Board nominees are chosen. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee may take into consideration the needs of the Board, the qualifications of the candidate, the number of shares held by the recommending stockholder and the length of time that such shares have been held.
Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board. Among these procedures, our Bylaws require that the nominating stockholder include the following information regarding the proposed nominee:
•
All information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest or as otherwise required by Regulation 14A under the Exchange Act;

•	The nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•	A statement of whether such nominee, if elected, intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections; and
•
A description of all arrangements or understandings between the nominating stockholder or any beneficial owner on whose behalf such nomination is made, or their affiliates, and each nominee or any other person in connection with the making of such nomination.

For further detail regarding the procedures a nominating stockholder must follow, see below under “Advance Notice for Stockholder Nominations and Proposals for the 2022 Annual Meeting.”
Transformation Committee
The purpose of the Transformation Committee is to assist the Board in achieving our digital transformation. The Transformation Committee is responsible for advising the Board on our strategy to adopt and grow dynamically in the face of the digital age through the monitoring of our digital and innovation performance and oversight of risks associated with our digital transformation. The Board has determined that each member of the Transformation Committee, other than Ms. Wall, is an independent director in accordance with the NYSE listing rules.

Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur regularly during the course of the year without management present. “Non-management directors” include all directors who are not our officers or employees. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
We provide the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board to provide comments, to report concerns or to ask questions, at the following address:
Gannett Co., Inc.
Attention: Corporate Secretary
175 Sully’s Trail
Pittsford, New York 14534
Stockholders can contact the non-management directors individually, as a committee or as a group at the address above or at the following email address: investors@gannett.com.
All communications received as set forth above will be opened by our corporate secretary and forwarded as appropriate.
Prohibitions Against Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from engaging in hedging and pledging transactions with respect to our securities, including collars, equity swaps, exchange funds, prepaid variable forward sale contracts, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for conducting independent audits of the Company’s financial statements and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.
The Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with management and Ernst & Young LLP;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence; and has discussed with Ernst & Young LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
The Audit Committee

Kevin M. Sheehan, Chair
Vinayak R. Hegde, Member
Theodore P. Janulis, Member
Maria M. Miller, Member

COMPENSATION DISCUSSION AND ANALYSIS
Executive Team and “Named Executive Officers”
For purposes of this Compensation Discussion and Analysis, our named executive officers, or “NEOs,” are as follows:
NEO	Title
Douglas E. Horne	Chief Financial Officer and Chief Accounting Officer (1)
Alison K. Engel	Former Chief Financial Officer and Chief Accounting Officer (2)
Paul J. Bascobert	Former Chief Executive Officer, Gannett Media Corp. (our wholly owned subsidiary) (3)
(1)	Mr. Horne was appointed Chief Financial Officer and Chief Accounting Officer effective as of April 7, 2020.
(2)	Ms. Engel ceased employment effective as of April 3, 2020.
(3)	Mr. Bascobert ceased employment effective as of June 18, 2020.
Mr. Horne, age 50, has served as our Chief Financial Officer and Chief Accounting Officer since April 7, 2020. Previously, he served as Global Controller for The We Company from May 2019 until November 2019. Mr. Horne formerly served as Senior Vice President and Deputy Controller of Warner Media LLC, formerly Time Warner Inc., from September 2011 to December 2014, then as its Senior Vice President, Controller and Principal Accounting Officer from January 2015 to April 2019. Prior to that, he spent 11 years with AOL Inc. (“AOL”), including as Vice President of Finance, Deputy Chief Financial Officer and Chief Accounting Officer. Before joining AOL, Mr. Horne worked with Ernst & Young LLP in its Technology, Communications and Entertainment assurance practice, where he gained extensive international experience, working with clients in Asia and Europe.
Ms. Engel, age 50, served as our Chief Financial Officer and Chief Accounting Officer from November 2019 through April 3, 2020. Previously, she had been Senior Vice President, Chief Financial Officer and Treasurer of Legacy Gannett from June 2015 to November 2019. Prior to that, Ms. Engel was Chief Financial Officer and Treasurer of A. H. Belo Corporation and served that company following its spin-off in 2008 from Belo Corp. Ms. Engel joined Belo Corp. in 2003, where she held various senior positions before serving as its Vice President and Corporate Controller from 2006 to 2008.
Mr. Bascobert, age 57, served as the Chief Executive Officer of our wholly owned subsidiary Gannett Media Corp. from November 2019 to June 2020. He served as President and Chief Executive Officer of Legacy Gannett from August 2019 to November 2019. Prior to that, Mr. Bascobert served as the President of XO Group Inc. from September 2016 until its sale in December 2018. Prior to XO Group Inc., Mr. Bascobert led sales, service and marketing for the Local Businesses segment at Yodle, Inc. from 2014 until 2016. Before that, he spent four years at Bloomberg LP as President of Bloomberg Businessweek from 2010 until 2014, in addition to serving as Chief Operating Officer of Bloomberg LP’s Media Group from 2011 to 2014 and Chief Revenue Officer from 2013 until 2014.
Manager Employees
During 2020, Michael Reed, our Chief Executive Officer, was an employee of our Former Manager and did not receive any compensation from us. Mr. Reed devoted a substantial portion of his time to us in 2020 but did not exclusively provide services to us. Our Former Manager did not disclose to us the compensation paid to Mr. Reed. On December 31, 2020 we terminated the Amended Management Agreement with our Former Manager.
On December 21, 2020, we entered into an offer letter agreement with Mr. Reed pursuant to which, effective as of January 1, 2021, Mr. Reed became our employee and serves as our Chief Executive Officer. Pursuant to Mr. Reed’s offer letter agreement, Mr. Reed receives an annual base salary of $900,000 and has an annual cash bonus target equal to 110% of his base salary. Mr. Reed received an initial grant of performance-based restricted stock units (the “Initial RSU Grant”) intended to serve as both a transition award and an annual equity award in respect of the 2021 calendar year, as described in more detail below, and he is eligible to receive annual equity grants in 2022 and future years as we determine. Mr. Reed is also eligible to participate in our severance plans applicable to executives generally, as in effect from time to time.
The Initial RSU Grant provides that Mr. Reed will be eligible to earn between 500,000 and 2,000,000 shares of our common stock based on the achievement of stock price goals relating to our common stock during a three-year performance period that began on January 1, 2021 and ends on December 31, 2023. The Initial RSU Grant provides that if the highest twenty consecutive trading day average price of a share of our common stock during the performance period is $4.00 per share, then Mr. Reed will be eligible to earn 500,000 shares, and if the highest twenty consecutive trading day average price of a share of our common stock during the performance period is at least $10.00 per share, then Mr. Reed will be eligible to earn the full 2,000,000 shares, with linear interpolation applied for the achievement of stock prices between $4.00 and $10.00. If Mr. Reed remains employed by us through December 31, 2022 (the “First Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the First Vesting Date, but not more than 1,000,000 shares. If Mr. Reed remains employed by us through December 31, 2023 (the “Final Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the Final Vesting Date, less any shares that vested on the First Vesting Date.
If Mr. Reed’s employment is terminated prior to the Final Vesting Date by us without cause or as a result of Mr. Reed’s death or disability, then the Initial RSU Grant will vest in a pro-rata portion of the shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the date of termination, although such amount will not be pro-rated if Mr. Reed’s employment is terminated by us without cause following a change in control of the Company.
“Sunset” of Compensation Arrangements With our Former Manager
Certain of our officers were employees of, and compensated by, our Former Manager, and our Former Manager did not disclose to our Board the compensation paid to them. This structure limited the authority of our Compensation Committee to make compensation decisions and provide compensation disclosure for our Chief Executive Officer and, prior to the 2020 compensation year, for our Chief Financial Officer as well. However, as a result of amendments to the Amended Management Agreement that became effective in November 2019 (as described in more detail in the section “Related Persons Transactions — Termination of the Management Agreement”), the authority of our Compensation Committee was expanded to include the compensation of our Chief Financial Officer beginning with the 2020 compensation year. In addition, effective December 31, 2020 we terminated the Amended Management Agreement. As a result of such termination, the Compensation Committee’s authority has been further expanded to include the ability to make compensation decisions for our Chief Executive Officer beginning with the 2021 compensation year. Our Compensation Committee, and our Board as a whole, are pleased that the termination of the Amended Management Agreement will enable the Compensation Committee to pursue corporate governance initiatives with respect to compensation matters and permit more transparency on compensation arrangements with our executive officers going forward.
Fiscal 2020 Business Highlights
•	Fiscal year 2020 revenues of $3.406 billion rose 82.3% as compared to the prior year reflecting the acquisition of Legacy Gannett.
•	Digital advertising and marketing services revenues reached $808.4 million in 2020, or 23.7% of total revenues.
•	Net loss attributable to Gannett of $670.5 million in 2020 and Adjusted EBITDA(1) totaled $413.9 million and represented a 12.2% margin.
Overview of the 2020 Compensation Program
This section primarily describes the compensation program in effect during 2020 for each of the NEOs for the period during which they served. On November 19, 2019, we completed the Acquisition of Legacy Gannett and changed our name to Gannett Co., Inc. For the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
(1)
Adjusted EBITDA is a non-GAAP performance measure we believe offers a useful view of the overall operations of our business. We define Adjusted EBITDA as Net loss attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on early extinguishment of debt, (4) Non-operating pension income (expense), (5) Unrealized (gain) loss on Convertible notes derivative, (6) Other Non-operating items, primarily equity income, (7) Depreciation and amortization, (8) Integration and reorganization costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation expense, (13) Acquisition costs, (14) Gains or losses on the sale of investments, and (15) certain other non-recurring charges. The most directly comparable GAAP measure is Net loss attributable to Gannett. Refer to Appendix A of this proxy statement for our reconciliation of Adjusted EBITDA to net loss attributable to Gannett.

Objectives of the 2020 Compensation Program
Historically, we have maintained a fairly simple executive compensation program since our Former Manager was primarily responsible for managing our affairs prior to termination of the Amended Management Agreement on December 31, 2020. The primary objective of our executive compensation program has been to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value.
Elements of the 2020 Executive Compensation Program
We sought to achieve the objectives for our executive compensation program through the following compensation elements.
Compensation Element	Key Characteristics	Link to Objectives
Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay

Annual Incentive	Variable; discretionary based on Company and individual performance	To ensure that a portion of compensation is at risk and linked to Company and individual performance

Long-Term Incentives	Variable; discretionary	To reinforce the named executive officer’s long-term commitment to the Company’s success and further alignment with stockholders

Benefits and Perquisites	Fixed; substantially the same as the benefits offered to other employees of the Company, including vacation, sick time, participation in medical, dental and insurance programs	To provide competitive levels of benefits that promote health, wellness and financial security

Post-Termination Pay	Post-termination pay in specified circumstances, including a change in control	To provide competitive levels of benefits upon a qualifying termination of employment
Compensation Setting Process
Role of the Compensation Committee
Our Compensation Committee is primarily responsible for overseeing and annually approving compensation of our NEOs. Under its charter, our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor. In 2020, neither the Company nor our Compensation Committee used the services of a compensation consultant in determining NEO compensation.
As noted above, for the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Role of Management
Our Chief Executive Officer makes recommendations to the Compensation Committee and the Board regarding the amount and form of NEO compensation.
As noted above, for the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Say on Pay and Say on Frequency
In evaluating executive compensation programs, policies and practices, the Compensation Committee noted that approximately 70% of our stockholders cast votes “for” the advisory vote on the Company’s executive compensation program at the 2020 annual meeting of stockholders (the “say-on-pay proposal”). After considering the results of the vote, we have continued to enhance our compensation program as described in detail in this proxy statement.
Our stockholders have an opportunity to cast an advisory vote regarding their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. This “say-on-frequency” proposal is required every six years. In 2015, we also held an advisory vote on the frequency of our say on pay vote, which resulted in approximately 90.6% of votes recommending an annual frequency for the say on pay vote. After considering that recommendation, the Board determined that the say on pay vote will be held annually until the next required vote on the frequency of the say on pay vote which is being considered by our stockholders at the Annual Meeting. See Proposal 4 in this proxy statement for additional information regarding the say on frequency proposal.
Decisions Regarding Compensation for 2020
Agreements with our Named Executive Officers
During 2020, we were party to compensatory agreements with each of our named executive officers. These agreements, and the treatment of the agreements with Ms. Engel and Mr. Bascobert upon the cessation of their services to us, are described below and in further detail throughout this Compensation Discussion and Analysis.
Mr. Horne — We entered into an offer letter agreement, dated as of March 25, 2020, with Mr. Horne pursuant to which he serves as our Chief Financial Officer and Chief Accounting Officer. Mr. Horne’s offer letter agreement provides that Mr. Horne will receive an annual base salary of $600,000 and is eligible to participate in an annual cash incentive bonus plan. As further described below, Mr. Horne’s offer letter agreement contains customary severance and change in control provisions, as well as standard non-solicitation restrictions.
Ms. Engel — We entered into a transition services agreement, dated as of January 6, 2020, with Ms. Engel, pursuant to which Ms. Engel continued to serve as our Chief Financial Officer through April 3, 2020. Ms. Engel’s transition agreement provided that Ms. Engel would receive her regular base salary as of January 6, 2020 through April 3, 2020 and she was eligible for an annual cash incentive bonus for 2019 at the target level of performance.
Mr. Bascobert — Legacy Gannett entered into an offer letter agreement, dated as of August 4, 2019, with Mr. Bascobert, pursuant to which Mr. Bascobert served as the Chief Executive Officer of Legacy Gannett, which became a wholly-owned subsidiary of ours after the Acquisition, through June 18, 2020. Pursuant to Mr. Bascobert’s offer letter agreement, Mr. Bascobert was entitled to a base salary of $725,000 and was eligible to receive a target annual cash performance bonus and long-term equity awards.
Base Salary
On an annual basis, the Compensation Committee reviews and consider changes to each NEO’s base salary in light of factors such as the nature and responsibility of the position, individual and Company performance and comparative market data. The base salaries of Ms. Engel and Mr. Bascobert for 2019 were determined prior to the closing of the Acquisition by the board of directors of Legacy Gannett.
Name	2020 Base Salary	2019 Base Salary
Douglas E. Horne	$600,000	N/A
Alison K. Engel	$600,000	$600,000
Paul J. Bascobert	$725,000	$725,000
Annual and Other Bonuses
Mr. Horne became eligible to participate in an annual cash incentive bonus plan beginning in fiscal year 2020. Mr. Horne’s annual target bonus level for fiscal year 2020 was 100% of his base salary, prorated for 2020 to reflect the period following his date of hire. For fiscal year 2020 only, we agreed to guarantee that Mr. Horne received a prorated annual bonus. In light of Mr. Horne’s performance during 2020 and in consideration of the extraordinary circumstances he faced, we paid him a bonus for 2020 equal to his full target bonus without proration.
Ms. Engel was entitled to a guaranteed pro-rated cash bonus for fiscal year 2020 pursuant to the CIC Severance Plan equal to the average bonus earned with respect to the three fiscal years immediately prior to the fiscal year of her date of termination. Accordingly, the guaranteed pro-rated cash bonus earned by Ms. Engel in 2020 was $121,147. Ms. Engel was also entitled to a cash retention payment of $510,000, and an additional cash retention bonus of $500,000 pursuant to her transition agreement.

Mr. Bascobert was entitled to a guaranteed pro-rated cash bonus for fiscal year 2020 pursuant to the CIC Severance Plan equal to the average bonus earned with respect to the three fiscal years immediately prior to the fiscal year of his date of termination. Accordingly, the guaranteed pro-rated cash bonus earned by Mr. Bascobert in 2020 was $336,749. Mr. Bascobert also received a $136,635 discretionary cash bonus in 2020 related to the previous impact of COVID-19 salary reductions.
Long-Term Incentive
We maintain the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”), and, following the Acquisition, the Legacy Gannett 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”), under which the Compensation Committee may grant long-term incentives, in the form of cash or equity, in its discretion. In December 2020, the Board authorized the freeze of the 2015 Plan, and amended the 2020 Plan to make available for grant the shares that remained available for issuance under the 2015 Plan. Under NYSE listing rules, the shares that remained available for issuance under the 2015 Plan are now issuable under the 2020 Plan (i) for the period not to extend beyond the period when they would have been available under the 2015 Plan, and (ii) to individuals other than those who were employed, immediately before the Acquisition, by us or our subsidiaries in existence immediately before the Acquisition.
Mr. Horne was awarded long-term incentive compensation with respect to fiscal year 2020. The Compensation Committee approved an initial long-term incentive compensation award of 83,333 shares of restricted stock in April 2020, and an additional award equal to 100% of Mr. Horne’s base salary with respect to fiscal year 2020 pursuant to the terms of Mr. Horne’s offer letter agreement. The restricted stock vest in equal installments on each of the first three anniversaries of the grant date.
Ms. Engel was not awarded long-term incentive compensation with respect to 2020, given the announcement, on January 6, 2020, of her termination of employment effective as of the end of the first quarter of 2020.
Mr. Bascobert was awarded long-term incentive compensation with respect to fiscal year 2020. In April 2020, the Compensation Committee approved a long-term incentive compensation award of 230,736 shares of restricted stock and 282,010 performance stock units. A pro-rata portion of unvested restricted stock held by Mr. Bascobert became fully vested upon his termination from the Company in June 2020.
Executive Retention Arrangements
In January 2019, Legacy Gannett entered into a retention agreement with Ms. Engel providing that if Ms. Engel remained continuously employed in good standing with Legacy Gannett through April 1, 2020, then Ms. Engel would be entitled to receive a retention payment equal to $510,000 (the “Retention Payment”). Upon the Acquisition, the Company assumed the obligations of Legacy Gannett under the retention agreement. Ms. Engel remained actively employed in good standing with us through April 1, 2020 and therefore received her Retention Payment.
In addition, in January 2020, we entered into a secondary retention agreement with Ms. Engel in connection with Ms. Engel’s pending departure to ensure the continuity of our financial operations through her transition on April 3, 2020. The secondary retention agreement provided that if Ms. Engel remained continuously employed and performed her duties through April 3, 2020, we would pay Ms. Engel a cash retention bonus of $500,000 (the “Transition Date Retention Bonus”). Ms. Engel remained continuously employed through April 3, 2020 and therefore received her Transition Date Retention Bonus.
Benefits and Perquisites
During 2020, we generally maintained two sets of benefit programs, one for Legacy Gannett and one for our own legacy company. Effective January 2021, the benefits, including the 401(k) plans, were combined with one go forward benefit offering that applied to most employees. During 2020, the NEOs received benefits and perquisites that were substantially the same as those offered to other employees of Legacy Gannett and our own legacy company and their subsidiaries, as applicable, including vacation, sick time, participation in medical, dental and insurance programs, all in accordance with the terms of such plans and programs in effect from time to time.
In 2020, we sponsored two 401(k) plans for eligible employees, the Gannett Co., Inc. Retirement Savings Plan (the “Gannett RSP”) and the Gannett Co, Inc. 401(k) Savings Plan (the “Gannett 401(k) Plan”). The NEOs all participated in the Gannett 401(k) Plan. The Gannett RSP was merged into the Gannett 401(k) Plan after the close of business on December 31, 2020.

The Gannett 401(k) Plan permitted eligible participants to make pre-tax and Roth contributions and provided for a safe harbor matching contribution of 100% of the first 4% and 50% of the next 2% of eligible pay. For purposes of the Gannett 401(k) Plan and subject to the Internal Revenue Code limits on the amount of compensation that can be taken into account, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the Gannett 401(k) Plan made in 2020 are fully vested. Effective August 16, 2020 both the Gannett 401(k) Plan and the Gannett RSP were amended to cease ongoing matching contributions for eligible employees, including NEOs, with the exception of certain collectively bargained benefits. Ms. Engel, Mr. Horne and Mr. Bascobert each participated in the Gannett 401(k) Plan in 2020.
Post-Termination Pay
Deferred Compensation Plan
Gannett Media Corp. sponsors the Gannett Co., Inc. 2015 Deferred Compensation Plan (the “DCP”). As a result of the Acquisition in November 2019, the DCP was frozen to new participants. Each eligible executive who participates in the DCP may elect to defer all or a portion of his or her compensation so long as the minimum deferral is $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each executive are vested and will be deemed invested in the fund or funds designated by such executive from the investment options specified under the plan. Mr. Horne and Mr. Bascobert were not eligible to participate in the DCP. Ms. Engle elected not to defer any of her compensation to the DCP in 2020.
During 2020, the DCP provided Company contributions on behalf of certain employees whose benefits under the Gannett 401(k) Plan were capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP were calculated by applying the same formula that applied to an employee’s matching contributions under the Gannett 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. Participants were not required to make elective contributions to the DCP to receive an employer contribution under the DCP. Company contributions under the DCP made for 2020 are fully vested. Ms. Engel received a Company contribution under the DCP in 2020.
Change in Control Severance Plan
Legacy Gannett maintained the 2015 Change in Control Severance Plan, as amended (the “CIC Severance Plan”). In connection with the Acquisition, we agreed to assume and perform the CIC Severance Plan. Mr. Horne is, and Ms. Engel and Mr. Bascobert were, participants in the CIC Severance Plan. The CIC Severance Plan provides severance pay to participants in the event the executive is involuntarily terminated without “cause,” or terminates for “good reason” within two years after a qualifying “change in control” event of Legacy Gannett (or who were terminated in anticipation of a “change in control” of Legacy Gannett). The Acquisition constituted a change in control under the CIC Severance Plan.
Below is a summary of several key terms of the CIC Severance Plan:
“Cause” means: (1) the participant’s material misappropriation of the Company’s funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; (3) conviction of the participant of a securities law violation or a felony involving moral turpitude; or (4) a finding by a court of competent jurisdiction in a civil action or by the SEC that the participant has violated any Federal or state securities law.
“Good Reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (2) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (3) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (4) the failure by the Company to pay any material compensation or benefits due to the participant; (5) the failure of Legacy Gannett to obtain a satisfactory agreement from any successor (i.e., the Company) to assume and agree to perform the CIC Severance Plan; or (6) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.

If triggered upon a qualifying termination of employment, benefits under the CIC Severance Plan include:
Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of: (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of: (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) Plan contributions and similar items); and (2) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.
COBRA benefit payment. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (A) 18 or (B) 24 minus the number of full months between the date of the change in control and the date of termination.
Prorated bonus. A prorated annual bonus for the portion of the fiscal year elapsed prior to the date of termination in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the date of termination occurs, prorated for the portion of the fiscal year elapsed prior to the date of termination.
Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.
Mr. Horne participates in the CIC Severance Plan, and his multiplier (as described above) is two. Ms. Engel and Mr. Bascobert participated in the CIC Severance Plan, and each had a multiplier of two.
Risk and Compensation Policies
In considering the risks to us and our business that may be implied by our compensation plans and programs, our Compensation Committee considers the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode stockholder value.

2020 Summary Compensation Table
Name (Position)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas E. Horne (CFO & CAO)	2020	424,615 (1)	600,000 (2)	601,333 (3)	—	—	218,595 (4)	1,844,543

Alison K. Engel (Former CFO & CAO)	2020	173,077 (5)	1,131,147 (6)	—	—	—	2,268,468 (7)	3,572,692
	2019	71,538 (8)	480,000 (9)	—	—	—	3,462 (10)	555,000

Paul J. Bascobert (Former CEO, Gannett Media Corp.)	2020	225,380 (11)	473,384 (12)	461,471 (13)	—	—	2,956,930 (14)	4,117,165
	2019	86,442 (15)	725,000 (16)	—	—	—	—	811,442
(1)	Mr. Horne’s employment began on April 7, 2020. This amount reflects the actual base salary earned in 2020.
(2)
This amount reflects the cash bonus Mr. Horne received for 2020, which was paid without proration in light of Mr. Horne’s performance during 2020 and in consideration of the extraordinary circumstances he faced.

(3)
This amount reflects Mr. Horne’s initial equity award of 83,333 shares of restricted stock on April 7, 2020. The restricted stock vested 33.3% on April 7, 2021 and will vest 33.3% on April 7, 2022 and 33.4% on April 7, 2023, subject to Mr. Horne's continued service through each vesting date. In addition, Mr. Horne was entitled to receive a long-term incentive compensation award of 100% of his base salary with respect to fiscal year 2020 pursuant to the terms of Mr. Horne’s offer letter agreement. Accordingly, this amount reflects a grant of 400,000 shares of restricted stock on June 1, 2020. The restricted stock will vest with respect to 133,333 shares on each of May 31, 2021 and May 31, 2022 and with respect to 133,334 shares on May 31, 2023, subject to Mr. Horne's continued service through each vesting date.

(4)	For 2020, this includes: (i) $145,410 relocation benefit and $62,616 tax gross up; and (ii) Company matching contributions to Mr. Horne’s Gannett 401(k) Plan in the amount of $10,569.
(5)	Ms. Engel’s employment ended on April 3, 2020. This amount reflects the actual base salary she earned in 2020 through her termination date.
(6)	This amount reflects Ms. Engel’s guaranteed pro-rated cash bonus for 2020 of $121,147, her retention bonus of $510,000 and her transition agreement retention bonus of $500,000.
(7)
This amount reflects: Ms. Engel’s severance payment pursuant to the CIC Severance Plan in the amount of $2,143,398; $10,038 for COBRA expenses; pay received for paid time off that was not used prior to her departure in the amount of $13,314; and contributions by the Company to Ms. Engel including: (i) allocation to Ms. Engel’s DCP account in the amount of $74,238; (ii) Company matching contributions to her Gannett 401(k) Plan in the amount of $14,250; (iii) financial services benefits paid for the benefit of Ms. Engel in the amount of $2,653; (iv) Gannett Foundation grants to eligible charities recommended by Ms. Engel in the amount of $10,000; (v) premiums paid for travel and accident insurance; and (vi) premiums paid for LifeLock identity protection services.

(8)	This amount reflects Ms. Engel’s actual base salary earned for the period from November 19, 2019 to December 31, 2019.
(9)
Ms. Engel was entitled to a cash bonus pursuant to the Legacy Gannett Annual Incentive Plan Change in Control terms in an amount equal to the greater of: (i) the amount that would be paid based on actual performance relative to the predefined performance goals in effect prior to the change in control related to the Acquisition ($444,298); and (ii) the participant’s target incentive opportunity ($480,000). Accordingly, the cash bonus earned by Ms. Engel in 2019 was $480,000. This amount was inadvertently reported in the non-equity incentive plan compensation column in the 2019 proxy statement.

(10)	Ms. Engel received an allocation to her DCP in the amount of $3,462 from November 19, 2019 to December 31, 2019.
(11)	Mr. Bascobert’s employment ended on June 18, 2020. This amount reflects the total actual base salary earned in 2020 through his termination date.
(12)	This amount reflects Mr. Bascobert’s pro-rated cash bonus for 2020 of $336,749 and his discretionary cash bonus of $136,635 related to the impact of COVID-19 pandemic related salary reductions.
(13)	This amount reflects Mr. Bascobert’s annual equity award of 512,746 shares of common stock on April 17, 2020. 15,080 shares vested upon Mr. Bascobert’s termination from the Company in June 2020.
(14)
This amount reflects: Mr. Bascobert’s severance payment pursuant to the CIC Severance Plan in the amount of $2,900,000; $32,107 for COBRA expenses; and contributions by the Company to Mr. Bascobert including: (i) Company matching contributions to his Gannett 401(k) Plan in the amount of $14,250; (ii) Gannett Foundation grants to eligible charities recommended by Mr. Bascobert in the amount of $10,000; (iii) premiums paid for travel and accident insurance; and (iv) premiums paid for LifeLock identity protection.

(15)	This amount reflects Mr. Bascobert’s actual base salary earned for the period from November 19, 2019 to December 31, 2019.
(16)
Mr. Bascobert was entitled to a cash bonus equal to 100% of his base salary pursuant to the terms of Mr. Bascobert’s offer letter agreement, prior to the Acquisition. Accordingly, the cash bonus earned by Mr. Bascobert in 2019 was $725,000.

Grants of Plan-Based Awards in 2020
The following table shows the plan-based awards granted during fiscal year 2020 to each of our named executive officers:
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Douglas E. Horne	4/7/2020	83,333 (1)	53,333
	6/1/2020	400,000 (1)	548,000
Paul J. Bascobert	4/17/2020	512,746 (2)	461,471
(1)
The restricted stock granted on April 6, 2020 vested 33.3% on Aril 7, 2021 and will vest 33.3% on April 7, 2022 and 33.4% on April 7, 2023, subject to Mr. Horne's continued service through each vesting date. The restricted stock granted on June 1, 2020 will vest with respect to 133,333 shares on each of May 31, 2021 and May 31, 2022 and with respect to 133,334 shares on May 31, 2023, subject to Mr. Horne's continued service through each vesting date.

(2)
This amount represents the restricted stock and performance stock units granted on April 17, 2020 to Mr. Bascobert. A pro-rata portion of Mr. Bascobert’s award totaling 15,080 shares of common stock vested upon his termination in June 2020.

Pay Mix
Mr. Horne’s total direct compensation in respect of fiscal year 2020 consisted of 26.1% base salary, 36.9% annual incentive bonus, and 37.0% long-term incentive awards.
The compensation earned in respect to 2020 for Ms. Engel and Mr. Bascobert consisted of base salary, long-term incentive, and severance payments.
Outstanding Equity Awards at December 31, 2020
The table below sets forth the outstanding equity awards that were granted to our executive officers as of December 31, 2020.
Outstanding Equity Awards at December 31, 2020
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael E. Reed	—	120,000	14.96	12/31/2021	—	—
	—	18,000	14.96	12/31/2021	—	—

Douglas E. Horne	—	—	—	—	483,333 (2)	1,623,999 (3)

Alison K. Engel (4)	—	—	—	—	—	—

Paul J. Bascobert (5)	—	—	—	—	—	—
(1)	Mr. Reed agreed to voluntarily forfeit the option awards held by him in connection with his employment with us on January 1, 2021.
(2)
With respect to 83,333 shares, 33.3% vested on April 7, 2021 and 33.3% will vest on April 7, 2022 and 33.4% will vest on April 7, 2023, subject to Mr. Horne's continued service through each vesting date. With respect to 400,000 shares, 133,333 shares will vest on each of May 31, 2021 and May 31, 2022 and 133,334 shares will vest on May 31, 2023, subject to Mr. Horne's continued service through each vesting date.

(3)
The market value of shares that have not vested was calculated using a stock price of $3.36, which was the closing price of our common stock on December 31, 2020, the last trading day of our fiscal year.

(4)	All unvested restricted stock held by Ms. Engel became fully vested upon her termination from the Company in April 2020.
(5)	A pro-rata portion of unvested restricted stock held by Mr. Bascobert became fully vested upon his termination from the Company in June 2020.

Option Exercises and Stock Vested in 2020
The following table provides information about option and stock awards held by our named executive officers that vested in fiscal year 2020:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Douglas E. Horne	—	—	—	—

Alison K. Engel	—	—	260,186	594,457

Paul J. Bascobert	—	—	608,269	1,155,711
(1)	The value realized on vesting is equal to the closing price of a share on the date of vesting multiplied by the number of shares vested.
Pension Benefits
None of our named executive officers were participants in a tax-qualified defined benefit plans or supplemental executive retirement plans during the fiscal year ended December 31, 2020.
2020 Non-Qualified Deferred Compensation
Neither Mr. Horne nor Mr. Bascobert was a participant in, and neither made contributions to or withdrawals from, any nonqualified deferred compensation plans maintained by us during the fiscal year ended December 31, 2020.
In connection with the Acquisition, we assumed a non-qualified deferred compensation plan established by Legacy Gannett, in which Ms. Engel participated, as summarized in the table below.
Name	Executive Contributions in Fiscal 2020 ($)	Registrant Contributions in Fiscal 2020 ($)	Aggregate Earnings / Losses in Fiscal 2020 ($)	Aggregate Withdrawals/ Distributions in Fiscal 2020 ($)	Aggregate Balance at December 31, 2020 ($)
Alison K. Engel	—	74,238	773.00	170,722	74,238

Potential Payments Upon Resignation, Termination or Change in Control
The following table estimates the amount of compensation payable to Mr. Horne in the event of termination of employment, assuming that such termination were effective as of December 31, 2020.
Potential Payments upon Termination or Change of Control (1)
	Change in Control – Involuntary or Good Reason ($)	Involuntary without Cause ($)	Voluntary Termination ($) (2)	Death ($)	Disability ($)
Douglas E. Horne
Annual Cash Bonus	1,200,000	600,000	—	—	—
Severance Pay	1,200,000	600,000	—	—	—
Restricted Stock Awards	—	—	—	1,623,999 (3)	1,623,999 (3)
Executive Insurance and Related Benefits (4)	37,965 (5)	37,965 (5)	—	—	798,434 (6)
Total	2,437,965	1,237,965	—	1,623,999	2,412,433

Alison K. Engel (7)
Annual Cash Bonus	—	—	—	—	—
Severance Pay	2,264,545 (8)	—	—	—	—
Cash Settled Performance Units	595,681 (9)	—	—	—	—
Restricted Stock Units	296,811 (10)	—	—	—	—
Cash Retention Awards	1,010,000 (11)	—	—	—	—
Executive Insurance and Related Benefits (4)	10,038 (12)	—	—	—	—
Total	4,177,075	—	—	—	—

Paul J. Bascobert (13)
Annual Cash Bonus	—	—	—	—	—
Severance Pay	3,236,749 (14)	—	—	—	—
Cash Settled Performance Units	—	—	—	—	—
Restricted Stock Awards	12,893 (15)	—	—	—	—
Performance Share Units	15,759 (15)
Restricted Stock Units	1,127,059 (15)
Cash Retention Awards	—	—	—	—	—
Executive Insurance and Related Benefits (4)	32,107 (16)	—	—	—	—
Total	4,424,567	—	—	—	—
(1)	This table assumes specified termination events as of December 31, 2020.
(2)	Data in this column represents a voluntary termination without Good Reason.
(3)
The value of restricted stock units is determined by the number of unvested Restricted Stock Units as of December 31, 2020 multiplied by $3.36, the closing price of a share of our common stock as of December 31, 2020.

(4)
Amounts shown in this row do not include insurance and related benefits that are available generally to all salaried Company employees under plans and arrangements that by their terms do not discriminate in favor of executive officers.

(5)
The CIC Severance Plan includes a lump sum payment in the amount of $37,965 which is equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control.

(6)
For the first six months of disability, disability benefits are paid at either 100% or 60% of the executive’s pre-disability compensation. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65 dependent on the age of disability. For those who become disabled near or after age 65, benefits may continue for a specified duration based on the age when disability begins beyond age 65 under the terms of the plan. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2020, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan; and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits. In addition, Mr. Horne would receive up to $10,000 from the Gannett Foundation for grants to eligible charities during the first year that he was on disability.

(7)	Ms. Engel departed from the Company in April 2020. Amounts reported for Ms. Engel reflect what she became entitled to receive as a result of her departure. In addition to the amounts shown, as a result of the Acquisition, Ms. Engel also received accelerated payment of her DCP benefits shown in the 2020 Non-Qualified Deferred Compensation table above.
(8)
This amount reflects the severance payment under the Legacy Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended: a lump sum cash payment in the amount of $2,264,545 representing the sum of two times Ms. Engel’s highest annual base salary during the 12-month period immediately prior to the Date of Termination, the sum of two times the average annual bonus earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs ($2,143,398) and a prorated bonus based on the average annual bonus earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs ($121,147).

(9)	Ms. Engel departed from the Company on April 2, 2002. This amount reflects Ms. Engel’s accelerated vesting of cash settled performance units in the amount of $595,681.
(10)	Ms. Engel terminated from the Company on April 3, 2020. This amount reflects Ms. Engel’s accelerated vesting of 213,533 Restricted Stock Units.
(11)	This amount represents Ms. Engel’s Retention Payment in the amount of $510,000 paid on April 1, 2020 and her Transition Date Retention Bonus of $500,000 paid on April 3, 2020.
(12)
The CIC Severance Plan includes a lump sum payment in the amount of $10,038 which is equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control.

(13)	Mr. Bascobert departed from the Company in June 2020. Amounts reported for Mr. Bascobert reflect what he became entitled to receive as a result of his departure.
(14)
This amount reflects the following severance payments under the Legacy Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended: a lump sum cash severance payment in the amount of $3,236,749 representing the sum of two times Mr. Bascobert’s highest annual base salary during the 12-month period immediately prior to the Date of Termination, the sum of two times the average annual bonus earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs ($2,900,000) and a prorated bonus based on the average annual bonus earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs ($336,749).

(15)
Mr. Bascobert departed from the Company on June 18, 2020. Per the terms of Mr. Bascobert’s Initial Equity Award set forth in his Offer Letter dated August 4, 2019, upon the effective date of his termination, 593,189 shares of unvested restricted stock units fully vested. In addition, the accelerated vesting of 15,080 shares of Company stock which represents the pro-rata portion of Mr. Bascobert’s 2020 Annual Equity Award. The amount in the table represents the unvested stock awards as of June 18, 2020 multiplied by the Company’s stock price at close on June 18, 2020, $1.90.

(16)
The CIC Severance Plan includes a lump sum payment in the amount of $32,107 which is equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in controls.

Compensation of Directors
For fiscal year 2020, each independent director received an annual fee equal to $150,000 (or a pro-rated portion of such fee for directors who served for part of the year). In addition, the chairs of each of the Audit, Nominating and Corporate Governance, Compensation, and Transformation Committees of the Board received an annual fee of $20,000. For fiscal year 2020, the Lead Director received an annual fee equal to $40,000. For fiscal year 2020, fees to independent directors were paid in cash, except with respect to Mr. Louis, who elected to receive his director fees in shares of our stock in 2020. Directors who are employed by us do not receive compensation for their service as members of the Board. Members of the Board, other than Mr. Reed, are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.
On April 9, 2020, as one of the measures identified to reduce expenses in 2020 and preserve liquidity in response to the COVID-19 pandemic, the Board reduced the portion of the annual director fees that would otherwise be earned by each independent director in respect of the second quarter of the 2020 fiscal year by 25% as well as reduced the fees payable to directors for their service as committee chairs by 25%. Director fees resumed to prior levels in the third quarter of the 2020 fiscal year.

2020 Director Compensation Table
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Total ($)
Michael E. Reed (2)	—	—	—
Kevin M. Sheehan (3)	150,000	125,000	275,000
Mayur Gupta (4)	62,638	125,000	187,639
Theodore P. Janulis	112,500	125,000	237,500
John Jeffry Louis III	—	218,750	218,750
Maria Miller	93,750	125,000	218,750
Debra Sandler	112,500	125,000	237,500
Laurence Tarica	112,500	125,000	237,500
Barbara Wall (5)	93,750	125,000	218,750
(1)
Amounts in this column reflect the portion of the annual fee paid to each of Messrs. Janulis, Sheehan, Tarica, and Ms. Sandler in cash, the additional $10,000 fee paid in cash to each of Messrs. Janulis, Sheehan, Tarica, and Ms. Sandler as Chairs of the Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee, and Transformation, respectively, and the pro-rated fees paid in cash to Mr. Gupta who served as a director until September 2020 when he joined the Company as our Chief Marketing and Strategy Officer.

(2)	Mr. Reed is not an independent director and receives no compensation for services as a director.
(3)	Mr. Sheehan receives an additional $40,000 fee paid in cash as Lead Director.
(4)	Mr. Gupta served as a director until September 2020 when he joined the Company as our Chief Marketing and Strategy Officer.
(5)
Ms. Wall was an active employee of Gannett Media Corp. until her termination of employment on January 3, 2020. For a description of Ms. Wall’s employee compensation for this period and other employee compensation related to her employment with Legacy Gannett prior the Acquisition, please refer to the section entitled “Related Persons Transactions—Employment-Related Compensation.”

Equity Compensation Plan Information
The following table summarizes certain information about securities authorized for issuance under our equity compensation plans as of December 31, 2020:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan	6,913,261 (1)	17.93	12,364,974 (2)
Equity compensation plans not approved by security holders:
Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (3)	— (4)	—	6,219,406 (3)
Gannett Co., Inc. 2015 Deferred Compensation Plan (5)	— (6)	—	36,979
Total	6,913,261	17.93	18,621,359
(1)	Includes 6,068,075 shares subject to outstanding options and 845,186 shares subject to outstanding warrants.
(2)
The maximum number of shares reserved and available for issuance under the Gannett Co. Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) is 15,000,000, as increased during the term of the 2020 Plan on the first day of each fiscal year beginning in and after calendar year 2021 by a number of shares of stock equal to 10% of the number of shares of stock newly issued by the Company during the immediately preceding fiscal year.

(3)
The Gannett Co. Inc. 2015 Omnibus Incentive Compensation Plan (the “Legacy 2015 Plan”) was established by Legacy Gannett and was assumed by the Company in connection with the Acquisition. The Legacy 2015 Plan has not been approved by the Company’s stockholders. The Legacy 2015 Plan was established for the purpose of granting equity-based and cash-based awards to Legacy Gannett employees and directors. The Legacy 2015 Plan permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock awards, restricted stock units, performance shares, performance share units, and cash-based awards to Legacy Gannett service providers. On December 21, 2020, our Board authorized the freeze of the Legacy 2015 Plan such that no new awards will be granted pursuant to the Legacy 2015 Plan after such date. The Board also approved Amendment No. 1 effective as of December 23, 2020 to the 2020 Plan to make available for grant under the 2020 Plan the shares of our common stock that remained available for issuance under the Legacy 2015 Plan as of such date, the use of which is subject to the limitations of Rule 303A.08 of the NYSE Listed Company Manual.
(4)
Does not include 668,079 shares subject to restricted share units that were converted from restricted share units of Legacy Gannett into restricted share units of the Company and 310,221 shares subject to restricted share units that were converted from performance share units of Legacy Gannett into restricted share units of the Company, in each case, at the effective time of the Acquisition in accordance with the terms of the merger agreement by and between the Company and Legacy Gannett.

(5)
The DCP is a non-qualified plan maintained by Gannett Media Corp., which was assumed by the Company in connection with the Acquisition. The DCP provides benefits to Legacy Gannett directors and key executives. The DCP has not been approved by the Company’s stockholders. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. There were no deferrals made for the 2020 plan year. Amounts that are not treated as if invested in the Company’s stock are distributed in cash, and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by Legacy Gannett directors of restricted stock unit (“RSU”) grants are required to be distributed in stock under the terms of the DCP. Shares attributable to the RSU grants were distributed to the applicable directors in 2020. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

(6)
Does not include 405,165 shares subject to phantom share units that were converted from phantom share units of Legacy Gannett into phantom share units of the Company at the effective time of the Acquisition in accordance with the terms of the merger agreement by and between the Company and Legacy Gannett.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2020 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board that the 2020 Compensation Discussion and Analysis be included in this proxy statement for the 2021 Annual Meeting to be filed with the SEC.
The Compensation Committee

Theodore P Janulis, ChairJohn Jeffry Louis III, MemberKevin M. Sheehan, Member
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such reports furnished to us, we believe that all such reports were timely filed with respect to the year ended December 31, 2020 in compliance with the Section 16(a) filing requirements, except for Messrs. Reed, Gupta, Louis and Sheehan, who each filed one late Form 4, each reporting one transaction.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information with respect to the beneficial ownership of our common stock as of April 15, 2021 by (i) each person known by us to be a beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors and our named executive officers, and (iii) all directors and executive officers as a group. We had outstanding an aggregate of 142,544,454 shares of common stock as of April 15, 2021. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,919,499 (3)	14.0%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,302,674 (4)	5.1%

Michael E. Reed	1,021,911 (5)	*
Kevin M. Sheehan	145,625 (6)	*
Vinayak R. Hegde	—	*
Theodore P. Janulis	69,366	*
John Jeffry Louis III	339,856 (7)	*
Maria Miller	82,257	*
Debra Sandler	81,061	*
Laurence Tarica	500,499	*
Barbara Wall	250,847 (8)	*
Douglas E. Horne	584,862	*
Paul J. Bascobert (9)	39,513	*
Alison K. Engel (10)	266,974	*
All directors, nominees and executive officers as a group (12 persons)	3,382,771	2.4%
*	Denotes less than 1%.
(1)	The address of all of the officers and directors listed in the table is 7950 Jones Branch Drive, McLean, VA 22107-0150.
(2)
Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within sixty days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within sixty days by the exercise of options or warrants are referred to in the footnotes to this table as “presently exercisable.” Percentages shown are based on the number of outstanding shares of common stock as of the record date, except where the person has the right to receive shares within sixty days of April 15, 2021 (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding.

(3)
Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 5, 2021 by BlackRock, Inc. with respect to 19,919,499 shares of common stock. BlackRock, Inc. reports sole voting power with respect to 19,777,519 shares and sole dispositive power with respect to 19,919,499 shares as the parent holding company or control person of BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC. BlackRock, Inc. also reports that (i) iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and has an interest in our common stock of more than five percent of our total outstanding common stock and (ii) BlackRock Fund Advisers beneficially owns five percent or greater of our outstanding shares of common stock.

(4)
Based on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. with respect to 7,302,674 shares of common stock. The Vanguard Group, Inc. reports shared voting power with respect to 88,410 shares, sole dispositive power with respect to 7,167,247 shares and shared dispositive power with respect to 135,427 shares as the parent holding company or control person of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited.

(5)	Includes 9,550 shares of common stock issuable upon exercise of presently exercisable ten-year warrants to purchase common stock at an exercise price of $46.35 per share.
(6)	Includes 1,259 shares of common stock issuable upon exercise of presently exercisable ten-year warrants to purchase common stock at an exercise price of $46.35 per share.
(7)	Includes (i) 9,873 shares of common stock held by the John Jeffry Louis, Jr. Trust under the Will of John J. Louis fbo John Jeffry Louis,

(ii) 3,478 shares of common stock held by John J. Louis, Jr. Trust under the Will of John J. Louis fbo Tracy L. Merrill, (iii) 7,604 shares of common stock held by the John J. Louis, Jr. Trust under the Will of John J. Louis fbo Kimberly C. Louis Stewart, and (iv) 13,471 shares of common stock held by the Martial Trust U/A John J. Louis, Jr. Trust.
(8)
Includes 1,887 shares of common stock held in Ms. Wall’s 401(k) plan as of March 22, 2021. Ms. Wall also has 1,234 shares of phantom stock credited to her account under the Company’s 2015 Deferred Compensation Plan Rules for Post-2004 Deferrals.

(9)	Mr. Bascobert ceased employment with the Company effective June 18, 2020 and is included on this table as a result of his status as one of our named executive officers.
(10)	Ms. Engel ceased employment with the Company effective April 3, 2020 and is included on this table as a result of her status as one of our named executive officers.

RELATED PERSONS TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which we are a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities at the time of the transaction, or an immediate family member of any of the foregoing, has a direct or indirect material interest. We adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to us; and the availability of other sources for comparable assets, products or services. The policy includes standing pre-approvals for specified categories of transactions, including investments in securities offerings, and certain commercial dealings with Gannett Ventures, LLC provided that (a) the terms and conditions represent the result of arms-length negotiation and are no more favorable to the related party than the terms available to similarly situated third parties and (b) the annual value is reasonably anticipated to be less than $1.5 million.
Transactions with Fortress
Our Chief Executive Officer was an employee of the Former Manager and his compensation was paid by the Former Manager throughout fiscal 2020.
In the ordinary course of our business, we have, from time to time, engaged in transactions with companies that are either affiliates of or have a relationship with SoftBank Group Corp. (“SoftBank”) and its affiliates. SoftBank is the parent company of Fortress.
Termination of the Management Agreement
Until January 1, 2021, we were managed by the Former Manager, an affiliate of Fortress, pursuant to the Amended Management Agreement. On December 21, 2020, we entered into a Termination Agreement (the “Termination Agreement”) with the Former Manager to provide for the termination of the Amended Management Agreement. Under the Termination Agreement, the Amended Management Agreement terminated effective as of 11:59 p.m., Eastern Time, on December 31, 2020 (the “Effective Date”), except that certain indemnification and other obligations survived. In connection with the termination of the Amended Management Agreement, we made a one-time cash payment of $30,375,000 to the Former Manager (the “Termination Payment”). In addition, on the Effective Date, all transfer restrictions contained in the Amended Management Agreement on shares of common stock owned by the Former Manager, or acquired by the Former Manager upon the exercise of stock options to acquire common stock, lapsed.
In connection with entering into the Amended Management Agreement and the consummation of the Acquisition, we issued to the Former Manager 4,205,607 shares of common stock and granted to the Former Manager options to acquire 3,163,264 shares of common stock. The options have an exercise price of $15.50 and become exercisable upon the first trading day immediately following the first 20 consecutive trading day period in which the closing price of the common stock (on its principal U.S. national securities exchange) is at or above $20 per share (subject to adjustment) and also upon a change in control and certain other extraordinary events.
Upon termination of the Amended Management Agreement, the Former Manager ceased providing external management services to us, and the Former Manager no longer employs the person serving in the role of our Chief Executive Officer.
Management Fee
We paid our Former Manager an annual management fee equal to 1.50% per annum of our Total Equity (as defined in the Amended Management Agreement) calculated and payable monthly in arrears in cash. Total Equity is generally the equity transferred by Newcastle Investment Corp. on the date on which our shares began trading in the “regular way” market on the NYSE, plus total net proceeds from any equity capital raised (including, without limitation, through stock offerings and capital effectively raised through acquisitions in which all or a portion of the consideration consists of stock issued by the Company), plus certain capital contributions to subsidiaries, plus the equity value of certain assets contributed to the Company, less capital dividends and capital distributions.

Incentive Compensation
Our Former Manager was eligible to receive on a quarterly basis annual incentive compensation in an amount equal to the product of 17.5% of the dollar amount by which (a) the Adjusted Net Income of the Company exceeds (b) (i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by (ii) a simple interest rate of 10% per annum.
As defined in the Amended Management Agreement, “Adjusted Net Income” means net income (computed in accordance with U.S. GAAP) plus depreciation and amortization, and after adjustments for (a) unconsolidated partnerships, joint ventures and permanent cash tax savings and (b) other non-routine items. “Other non-routine items” means (a) (i) write-offs of unamortized deferred financing fees, or additional costs, make-whole payments, penalties or premiums incurred as the result of early repayment of debt, (ii) changes in the fair value of contingent consideration and financial instruments, (iii) preferred stock redemption charges, (iv) gains or losses related to litigation, claims, and other contingencies, (v) losses on early extinguishment of debt, (vi) charges or income related to changes in income tax valuation allowances, tax litigation or settlements, (vii) impairments or reversals of impairments, and (viii) integration expenses related to acquisitions, and (b) other adjustments approved by the independent directors upon reasonable request by the Former Manager from time to time. Adjusted net income was computed on an unconsolidated basis. The computation of adjusted net income may have been adjusted at the direction of the independent directors upon reasonable request by the Former Manager based on changes in, or certain applications, of GAAP.
Reimbursement of Expenses
Because our Former Manager’s employees performed certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Former Manager was paid or reimbursed for the cost of performing such tasks, provided that the Former Manager consulted with us and reasonably determined in good faith that such services could not be provided by our existing internal resources and provided further that such costs and reimbursements were no greater than those which would be paid to outside professionals or consultants on an arm’s-length basis.
We, as opposed to our Former Manager, paid all of our operating expenses, except those specifically required to be borne by our Former Manager under the Amended Management Agreement. Our Former Manager was responsible for all costs incident to the performance of its duties, including compensation of the Former Manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us included, but were not limited to, issuance and transaction costs incident to the acquisition, disposition, operation and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our Former Manager for travel on our behalf, costs associated with any computer software or hardware that was used solely for us, costs to obtain liability insurance to indemnify our directors and officers and the compensation and expenses of our distribution agent.
During the fiscal year ended December 31, 2020, the amounts earned by our Former Manager were $16.3 million of management fees, $2.6 million of incentive fees, $2.6 million of expense reimbursement and $30.4 million in connection with the termination of the Amended Management Agreement. Pursuant to the Termination Agreement, the Amended Management Agreement was terminated at the end of 2020, and payments to the Former Management for management fees and incentive compensation ceased and expense reimbursements will be limited to expenses incurred in connection with the transition to self-management, if any.
Employment Related Compensation
In addition to the director compensation that Ms. Wall received with respect to her service on the Board, in August 2020, Ms. Wall received $765,061 for the additional accrual under the terms of the Legacy Gannett Supplemental Retirement Plan for the period between November 19, 2019 and January 3, 2020. In addition, Ms. Wall participated in certain other employee compensation programs of Legacy Gannett through the date of the termination of her employment on January 3, 2020. Pursuant to such compensation programs of Legacy Gannett, Ms. Wall received the following amounts: (i) a payment of $1,469,787 on January 2, 2020 with respect to her pre-Acquisition non-grandfathered notional account balance under the terms of the DCP. In July 2020, (ii) a severance payment of

$4,335,585 made pursuant to the CIC Severance Plan in connection with the termination of her employment on January 3, 2020 comprised of an amount equal to (x) her annual base salary of $539,100, plus (y) her annual base salary during interim COO period prior to the Acquisition of $540,000, plus (z) her 3-year average annual incentive plan payment of $366,095, multiplied by a severance multiplier of 3, including an 18-month lump sum health benefits continuation payment of $20,063 and a pro-rated 2020 annual bonus plan payment based on the preceding 3-year average of $3,001; (iii) a payment of $1,862,017 for the additional benefit under the terms of the Legacy Gannett Supplemental Retirement Plan provided under CIC Severance Plan; (iv) a cash retention bonus payment of $275,000; (v) accelerated vesting and delivery of 139,110 unvested restricted stock units; and (vi) a payment of $388,110 in respect of unvested cash-settled performance units. In April 2021, Ms. Wall received a payment of $798,095 which represents the majority of her remaining grandfathered and non-grandfathered notional account balances under the DCP.

PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Matters Relating to the Independent Registered Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as our independent registered public accounting firm for the fiscal year ended December 31, 2020, having served in such role since 2007. The Audit Committee of the Board has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Abstentions will have the same effect on this proposal as an “Against” vote. There will be no broker non-votes on this proposal.
Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.
The following table sets forth the fees, which include out-of-pocket expenses, for services provided by Ernst & Young LLP during the fiscal years ended December 31, 2020 and December 30, 2019, respectively.
	2020	2019
Audit Fees	$6,782,298	$6,796,733(1)
Audit-Related Fees	207,200	526,200
Tax Fees	699,256	118,700
All Other Fees	—	—
Total	$7,688,754	$7,441,633
(1)	Finalized and adjusted from previous estimates.
The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.
Audit Fees. These are fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services related to other SEC filing matters, services related to debt refinancing and acquisition activity, and statutory audits required internationally.
Audit-Related Fees. These services consist of the audits of the Company’s employee benefit plans, services related to due diligence assistance with acquisitions, and accounting research tool access.
Tax Fees. Tax fees include professional services rendered by Ernst & Young LLP with respect to tax compliance (e.g., tax returns), tax advice and tax planning.
All Other Fees. All other fees would include professional services rendered by Ernst & Young LLP that are not included as audit fees, audit-related fees or tax fees. No services were rendered during 2020 or 2019 that would cause Ernst & Young LLP to bill us amounts constituting “All Other Fees.”
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to its engagement for such services. For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)
The Board has determined that our stockholders should vote on the compensation of our named executive officers each year, consistent with the preference expressed by our stockholders. In accordance with Section 14A of the Exchange Act, the Board is providing you with the opportunity to cast an annual, non-binding advisory vote to approve executive compensation. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2020 executive compensation program and policies for our named executive officers.
Accordingly, we present the following resolution for vote at the Annual Meeting:
“RESOLVED, that the stockholders of Gannett Co., Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in the Company’s 2021 Annual Meeting proxy statement.”
As described in the Compensation Discussion and Analysis included in this proxy statement, prior to the termination of the Amended Management Agreement at the end of 2020, our Chief Executive Officer was not an employee, and we did not compensate him directly. Commencing on January 1, 2021, all our officers, including our Chief Executive Officer, are also our employees and are compensated directly by us. We believe this will enhance and increase the transparency of our executive compensation disclosures going forward.
Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.
The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with our performance and stockholder interests is exhibited by our executive compensation decisions during the last year.
You are urged to read the Compensation Discussion and Analysis section of this proxy statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.
Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. Both the Board and the Compensation Committee expect to take into account the outcome of this year’s vote when considering future executive compensation decisions. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.
The Board recommends that you vote FOR adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

PROPOSAL NO. 4 ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (“SAY ON FREQUENCY”)
Pursuant to Section 14A of the Exchange Act, the Board provides stockholders with the opportunity to cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 3 above. This Proposal 4, commonly known as a “say on frequency” proposal, gives you the opportunity to indicate whether you prefer that we conduct future advisory votes to approve the compensation of our named executive officers every year, every two years or every three years.
The Board has determined that our stockholders should vote on the compensation of our named executive officers each year. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows our stockholders to provide direct input on our compensation practices and policies as disclosed in our proxy statement each year. An annual advisory vote also provides our Compensation Committee with the opportunity to consider stockholder feedback when evaluating its compensation decisions and facilitates our efforts to communicate with our stockholders.
You will be able to specify one of four choices with respect to this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.
The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board recommends that you vote for ONE YEAR as the preferred frequency for future advisory votes to approve the compensation of our named executive officers.

PROPOSAL NO. 5 APPROVAL OF AMENDMENTS TO OUR BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
Overview
Currently, Section 3.2 of our Bylaws provides that our directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Under this “plurality voting” standard, the nominees who receive the largest number of affirmative votes are elected to the Board, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast on the proposal for a nominee’s election must be in favor of the nominee’s election. At the 2019 annual meeting of stockholders, our stockholders approved a stockholder proposal requesting that the Board initiate the process to adopt a majority voting standard in uncontested director elections. After careful consideration of the 2019 stockholder vote and this issue, the Board decided to further strengthen our approach to governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to stockholder approval, an amendment to the Bylaws to implement a majority voting standard in uncontested elections (the “Majority Voting Amendment”). At the 2020 annual meeting of stockholders, a proposal to implement the Majority Voting Amendment was not approved by the requisite stockholder vote but did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are submitting a proposal to implement the Majority Voting Amendment again at this year’s Annual Meeting.
Implementing Majority Voting
In recent years, many companies have eliminated plurality voting in uncontested elections and adopted “majority voting” bylaws or standards that provide stockholders with more influence over the outcome of uncontested director elections. The Majority Voting Amendment changes the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast. The full text of the proposed Majority Voting Amendment is set forth in Appendix B to this proxy statement.
The Board believes that the proposed Majority Voting Amendment providing for majority voting in uncontested director elections is in the best interests of the Company and our stockholders. If this proposal is approved, majority voting in uncontested director elections would commence at the 2022 annual meeting of stockholders.
If the Majority Voting Amendment is not approved by our stockholders, such amendment will not be implemented, our plurality voting standard for uncontested elections will continue in place, and our Bylaws would remain in its current form, subject to any other approved amendments.
The Board also has approved, subject to stockholder approval of the Majority Voting Amendment, the addition of a resignation policy to our Corporate Governance Guidelines, requiring a nominee for director to submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. Adoption of this policy will address the continuation in office of a “holdover” director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which will recommend to the Board whether to accept the tendered resignation. The Board will act on such recommendation within 90 days following the date of the stockholders’ meeting at which the election occurred.
Required Vote
Approval and adoption of this proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against this proposal.
At the 2020 annual meeting, even though the Majority Voting Amendment received votes FOR representing approximately 97% of the votes cast, those votes represented only approximately 60% of the voting power of our issued and outstanding shares entitled to vote thereon. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the 2020 annual meeting, the Board decided to continue its efforts to strengthen our approach to governance and is again proposing the Majority Voting Amendment in order to enhance stockholder rights and increase the Board’s accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.
The Board recommends that you vote FOR the proposal to amend our Bylaws to implement majority voting in uncontested director elections.

PROPOSAL NO. 6 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Overview
Currently, our Charter and Bylaws contain provisions that require a supermajority vote by our stockholders for approval of amendments to our Bylaws and to certain provisions of our Charter, as well as to remove directors for cause and appoint directors in the event the entire Board is removed (collectively, the “Supermajority Voting Requirements”). At the 2020 annual meeting of stockholders, proposals to eliminate the Supermajority Voting Requirements were not approved by the requisite stockholder votes, but did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are submitting proposals to eliminate the Supermajority Voting Requirements again at this year’s Annual Meeting.
Proposed Amendments
As part of their ongoing review of our corporate governance, the Board and the Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Charter and Bylaws to eliminate the Supermajority Voting Requirements and replace them with a requirement that such matters be approved by a majority of the voting power of our issued and outstanding common stock.
The Board is submitting the proposed amendments as three proposals for approval at the Annual Meeting, as described below. Stockholders will vote on Proposals 6A, 6B and 6C separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the proposals receiving the requisite stockholder votes at this year’s Annual Meeting.
If stockholders do not approve Proposals 6A, 6B or 6C, no changes will be made and the corresponding voting requirement will remain in place.
The proposals each require the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. At the 2020 annual meeting, even though each of the Supermajority Voting Requirements proposals received votes FOR representing approximately 97% of the votes cast, those votes represented only approximately 60% of the voting power of our issued and outstanding shares entitled to vote thereon. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the 2020 annual meeting, the Board decided to continue its efforts to strengthen our approach to governance and is again submitting proposals to remove the Supermajority Voting Requirements in order to enhance stockholder rights and increase the Board’s accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.

Proposal No. 6A: Eliminating the Supermajority Voting Requirement for Amendments to Certain Provisions of our Certificate of Incorporation
Currently, Article FOURTEENTH of our Charter requires the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon to amend, alter, repeal or adopt any provisions inconsistent with the purpose and intent of any of the following provisions:
•	Article FIFTH (regarding the Board, including removal of directors only for cause and stockholders’ ability to appoint directors in the event the entire Board is removed);
•	Article EIGHTH (regarding stockholders’ ability to act by written consent);
•	Article TENTH (regarding amendments to the Bylaws);
•	Article ELEVENTH (regarding the conduct of certain affairs as they may involve the Fortress Stockholders (as defined therein)); and
•	Article FOURTEENTH (regarding amendments to the Charter).
This Proposal 6A requests that stockholders approve an amendment to eliminate the 80% voting standard. As a result, if Proposal 6A is adopted, pursuant to the Delaware General Corporation Law, future amendments to our Charter would require an affirmative vote of holders of a majority of the voting power of our then issued and outstanding shares of capital stock entitled to vote on the amendment. The full text of the proposed amendment is set forth in Appendix C to this proxy statement.
Proposal No. 6B: Eliminating the Supermajority Voting Requirements for Amendments to our Bylaws
To alter, amend or repeal any Bylaw provision, other than those specific provisions described below, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon, or a majority vote of the entire Board, under Part (a) of Article TENTH of the Charter and Article IX of the Bylaws.
In addition, Part (b) of Article TENTH of the Charter and Article IX of the Bylaws each requires that any alteration, amendment, repeal or adoption of any provisions inconsistent with the purpose and intent of any of the provisions listed below may only be approved by stockholders (and not the Board) and only by the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon:
•	Section 2.3 (regarding special meetings);
•	Section 2.11 (regarding consent of stockholders in lieu of meetings);
•	Section 3.1 (regarding duties and powers of directors);
•	Section 3.2 (regarding number and election of directors);
•	Section 3.3 (regarding vacancies on the Board);
•	Section 3.6 (regarding resignation and removal of directors);
•	Article IX (regarding amendments to the Bylaws); and
•	Article XI (regarding definitions within the Bylaws).
This Proposal 6B requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Article TENTH of the Charter and Article IX of the Bylaws. In addition, if Proposal 6B is adopted, future amendments to any provision of the Bylaws could be adopted by majority approval of our stockholders or the Board. The full text of the proposed amendments is set forth in Appendix D to this proxy statement.
Proposal No. 6C: Eliminating the Supermajority Voting Requirements for Removal of Directors and Appointment of Directors in the Event the Entire Board of Directors is Removed
Currently, our Charter and Bylaws provide that our directors may only be removed for cause and that the affirmative vote of the holders of at least 80% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon is required to remove any director, or the entire Board, for cause, under Part (b) of

Article FIFTH of the Charter and Section 3.6 of the Bylaws. In addition, the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote is thereon is required to fill vacancies on the Board resulting from removal of the entire Board, under Part (d) of Article FIFTH of the Charter and Section 3.3 of the Bylaws.
Proposal 6C requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Parts (b) and (d) of Article FIFTH of the Charter and Sections 3.3 and 3.6 of the Bylaws. The full text of the proposed amendments is set forth in Appendix E to this proxy statement.
Required Vote
Approval and adoption of Proposals 6A, 6B and 6C each requires the affirmative vote of holders of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against Proposals 6A, 6B or 6C.
The Board recommends you vote FOR proposals 6A, 6B and 6C.

PROPOSAL NO. 7 APPROVAL OF THE RIGHTS AGREEMENT
On April 6, 2020, the Board adopted a stockholder rights plan in the form of the Rights Agreement to preserve and protect our income tax net operating loss carryforwards (“NOLs”) and other tax assets.
Under the Rights Agreement, the Board declared a non-taxable dividend of one preferred share purchase right for each outstanding share of common stock. The rights will be exercisable only if a person or group acquires 4.99% or more of our common stock. Our stockholders that beneficially owned in excess of 4.99% of our common stock at the time of the adoption of the Rights Agreement were “grandfathered in” at their current ownership level and the rights then become exercisable if any of those stockholders acquire an additional 0.5% or more of our common stock. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount or we may exchange each right held by such holders for one share of common stock. Rights held by the person or group triggering the rights will become void and will not be exercisable. The Board has the discretion to exempt any person or group from the provisions of the Rights Agreement.
The rights issued under the Rights Agreement will expire on the day following the certification of the voting results for the Annual Meeting, unless our stockholders ratify the Rights Agreement at such meeting, in which case the Rights Agreement will continue in effect until April 5, 2023. The Board also has the ability to terminate the Rights Agreement if it determines that doing so would be in the best interest of our stockholders. The full text of the Rights Agreement is set forth in Appendix F to this proxy statement.
Background and Reasons for the Proposal
The Rights Agreement is designed to prevent us from facing a substantial limitation on our ability to use our Tax Benefits (as such term is defined in the Rights Agreement) to offset potential future income taxes for federal income tax purposes. Our ability to use our Tax Benefits would be substantially limited if we experience an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code. A company generally experiences an ownership change if the percentage of its shares of stock owned by its “5-percent shareholders,” as such term is defined in Section 382 of the Internal Revenue Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Internal Revenue Code by deterring any Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons from acquiring Beneficial Ownership (as such term is defined in the Rights Agreement) of 4.99% or more of the outstanding common stock.
As of December 31, 2020, we estimate that we had approximately $83.4 million of deferred tax assets generated by net operating losses, built-in losses and other tax benefits. The net operating losses generated before 2018 do not fully expire for twenty years and can generally be carried back two years to offset past taxable income. Net operating losses generated after 2017 do not expire, but may be limited to 80% of taxable income, depending on year generated. To the extent we have future taxable income, and until the net operating losses expire, they can be used to offset future taxable income, if any. In addition, net operating losses generated between 2018 and 2020 may be carried back five years to offset past taxable income.
Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce our income tax liability. However, we continue to believe the NOLs are a valuable asset and that it is in our best interests to attempt to preserve their use by extending the expiration of the Rights Agreement.
Limitations on our ability to use the NOLs would arise if we undergo an “ownership change” under Section 382 of the Internal Revenue Code. Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities on a timely basis. Based upon the information available to us, along with our evaluation of various scenarios, we believe that we have not experienced an “ownership change,” however, the amount by which our ownership may change in the future is uncertain.

Section 382 Ownership Change Determinations
The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:
•
Each stockholder who owns less than 5% of our common stock is generally (but not always) aggregated with other such stockholders and treated as a single “5-percent stockholder” for purposes of Section 382. Transactions in the public markets among such stockholders are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

Our redemption or buyback of our common stock will increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not individually 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.
Certain Factors Stockholders Should Consider
Our Board believes that attempting to protect our NOLs is in our stockholders’ best interests. However, you should consider the factors below when making your decision with respect to the ratification of the Rights Agreement.
Continued Risk of Ownership Change. Although the Rights Agreement is intended to reduce the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could be affected by many factors, including purchases and sales of shares by stockholders holding 5% or more of our outstanding common stock, over which we have no control. Absent a court determination, we cannot assure you that the Rights Agreement restrictions on acquisition of our common stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds.
Potential Anti-Takeover Effect. While the Rights Agreement is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Rights Agreement may be to render more difficult, or discourage a merger, tender offer, or assumption of control by a substantial holder of our securities. However, as is the case with traditional stockholder rights plans or “poison pills,” the Rights Agreement should not interfere with any merger or other business combination approved by our Board.
Potential Impact on Value. The Rights Agreement could negatively impact the value of our common stock by deterring persons or groups of persons from acquiring our common stock, including in acquisitions for which some stockholders might receive a premium above market value.
Potential Effects on Liquidity. The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of our common stock in excess of the specified limitations. A stockholder’s ability to dispose of our common stock may be limited if the Rights Agreement reduces the number of persons willing to acquire our common stock or the amount they are willing to acquire. A stockholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our common stock and consult their own legal advisors and, or us to determine whether their ownership of the shares approaches the proscribed level.

Internal Revenue Service. The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether. The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future taxable income. In addition, the complexity of the Section 382 provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Rights Agreement is in place.
Description of the Rights Agreement
The following description of the Rights Agreement is qualified in its entirety by reference to the text of the Rights Agreement, which is attached to this proxy statement as Appendix F and incorporated herein by reference. We urge you to read carefully the Rights Agreement in its entirety, as the discussion below is only a summary.
Distribution and Transfer of Rights; Distribution Date; Rights Certificates
Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and become exercisable following the earlier of (i) 10 business days from the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date on which a majority of the Board becomes aware of the existence of an Acquiring Person or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board, in its sole discretion, following the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring Beneficial Ownership of 4.99% or more of the outstanding shares of common stock, except in certain situations (including a person or group of affiliated or associated persons that currently has Beneficial Ownership of the out-standing shares of common stock in excess of such thresholds unless and until such person or group becomes the Beneficial Owner of a percentage of shares of common stock outstanding that exceeds by 0.5% or more the per-centage of shares of common stock outstanding that such person or group owned as of the first public announcement of the adoption of the Rights Agreement).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the record date for the Distribution Date upon transfer or new issuances of common stock will contain a legend incorporating the Rights Agreement by reference (and notice of such legend will be furnished to holders of book entry shares). Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of common stock (or of any book entry shares of common stock) outstanding as of the record date for the Distribution Date, even without such legend (or notice of such legend) or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of common stock represented by such certificate (or book entry). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) April 5, 2023, (ii) the effective date of the repeal of Section 382 or any successor statute if the Board determines in its sole discretion that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (iii) the first day of a taxable year of the Company to which the Board determines in its sole discretion that no NOLs or other Tax Benefits may be carried forward or (iv) the day following the certification of the voting results of the Annual Meeting, or any adjournment thereof, if at or before the Annual Meeting or adjournment thereof, a proposal to approve the Rights Agreement has not been approved by stockholders, unless the Rights are earlier redeemed or exchanged by us, in each case as described below, or upon the occurrence of certain transactions.

Preferred Stock Purchasable Upon Exercise of Rights
Because of the nature of the preferred stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of preferred stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

Exempt Persons and Transactions
The Rights Agreement includes procedures whereby the Board will consider requests to exempt (a) any person or group (an “Exempt Person”) which would otherwise be an “Acquiring Person”, or (b) any transaction (an “Exempt Transaction”) resulting in the Beneficial Ownership of common stock, prior to the consummation of such transaction, from the Acquiring Person trigger, in each case as determined by the Board in its sole discretion, provided that it shall only grant such an exemption if it determines in its sole discretion that such ownership would not reasonably be expected to jeopardize or endanger the availability of the NOLs or other tax benefits to us or if it otherwise determines that the exemption is in our best interests; provided further that, (A) in the case of an Exempt Person, if the Board later makes a contrary determination with respect to the effect of such person or group’s Beneficial Ownership with respect to the availability to us of our NOLs or other tax benefits, such person or group shall cease to be an Exempt Person and (B) in the case of an Exempt Person or Exempt Transaction, the Board in its sole discretion may require the applicable person or group to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board may determine in its sole discretion, including that such person or group shall become an “Acquiring Person”.

Flip-In Trigger
If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of common stock having a market value of two times the exercise price of the Right.

Flip-Over Trigger
If, after a person or group has become an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom we have engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

Exchange Provision
At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of common stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of common stock or preferred stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of preferred stock (or other preferred stock) equivalent in value thereto, per Right.

Redemption of the Rights
At any time prior to the time any person or group becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at our option, in cash, shares of common stock or such other form of consideration as the Board shall determine in its sole discretion. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Terms of Rights Agreement and Rights
For so long as the Rights are then redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof).

Voting Rights; Other Stockholder Rights	Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Anti-Dilution Provisions
The Purchase Price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock, (ii) upon the grant to holders of the preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then-current market price of the preferred stock or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occur-ring, in any such case, prior to the Distribution Date.

Required Vote
Approval of the Rights Agreement requires the affirmative vote of holders of a majority of the votes present at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.
The Board recommends you vote FOR the approval of the Rights Agreement.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2022 ANNUAL MEETING
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, we must receive the written proposal at our principal executive office no later than the close of business on December 29, 2021. All proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposals should be directed to the attention of our Secretary at Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534.
For a stockholder proposal or a stockholder nomination of a director that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary no earlier than the close of business on February 7, 2022 and no later than March 9, 2022. If the date of the 2022 annual meeting of stockholders is moved more than 30 days before or after the anniversary of the 2021 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is made by the Company.
OTHER MATTERS
The Board is not aware of any other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxy holders therein, or their substitutes, present and acting at the meeting.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC that are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.gannett.com. Such information, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, will also be furnished without charge upon written request to Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534, Attention: Investor Relations.
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Annual Report and proxy statement to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name,” please contact your bank, broker or other holder of record to request information about householding.
If you would like to receive the proxy materials electronically, please refer to the following instructions:
Stockholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email remains in effect until you terminate it.
By Order of the Board,

Polly Grunfeld Sack
General Counsel
April 28, 2021

APPENDIX A
The table below shows the reconciliation of Net income (loss) attributable to Gannett to Adjusted EBITDA for the period presented:
(in thousands)	Year Ended December 31, 2020
Net income (loss) attributable to Gannett (GAAP basis)	$(670,479)
Provision (benefit) for income taxes	(33,450)
Interest expense	228,513
Loss on early extinguishment of debt	43,760
Non-operating pension income	(72,149)
Unrealized loss on Convertible notes derivative	74,329
Gain on sale of investments	(7,995)
Other non-operating (income) expense, net	(8,499)
Depreciation and amortization	263,819
Integration and reorganization costs	145,731
Acquisition costs	11,152
Asset impairments	11,029
Goodwill and intangibles impairments	393,446
Net (gain) loss on sale or disposal of assets	(5,680)
Share-based compensation expense	26,350
Other items	14,018
Adjusted EBITDA (non-GAAP basis)	$413,895
A-1

APPENDIX B
The proposed amendment to our Bylaws to implement majority voting for uncontested director elections (Proposal No. 5) is set forth below.
The third paragraph of Section 3.2 would be amended to read in its entirety as follows:
Except as provided in Section 3.3 of this Article III, a nominee for a director shall be elected to the Board of Directors if votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting of stockholders at which a quorum is present; provided, however, that nominees shall be elected by a plurality of votes cast at any meeting of stockholders for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to Section 2.20 of these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors.
B-1

APPENDIX C
The proposed amendment to our Charter to eliminate the supermajority voting requirement applicable to an amendment of our Charter (Proposal No. 6A) is set forth below.
Article FOURTEENTH would be amended to read in its entirety as follows:
FOURTEENTH: The Company reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.
C-1

APPENDIX D
The proposed amendments to our Charter and Bylaws to eliminate supermajority voting requirements applicable to an amendment of our Bylaws (Proposal No. 6B) are set forth below.
Charter
Article TENTH would be amended to read in its entirety as follows:
TENTH: The Bylaws may be altered, amended or repealed, in whole or in part, either (i) by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon (and, for the avoidance of doubt, without approval of the Board of Directors) or (ii) by the affirmative vote of the majority of the Entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).
Bylaws
Article IX would be amended to read in its entirety as follows:
SECTION 9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Company entitled to vote thereon or by a majority of the Entire Board of Directors.
D-1

APPENDIX E
The proposed amendments to the Charter and the Bylaws to eliminate supermajority voting requirements to remove directors for cause and to appoint directors in the event the entire Board of Directors is removed (Proposal No. 6C) are set forth below.
Charter
Parts (b) and (d) of Article FIFTH would be amended to read in their entirety as follows:
(b) Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Part (d) of this Article FIFTH.
(d) Vacancies and Newly Created Directorships. Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
Bylaws
Sections 3.3 and 3.6 would be amended to read in their entirety as set forth below.
SECTION 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director and (iii) solely in the event of the removal of the Entire Board of Directors, the resulting vacancies may be filled only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
SECTION 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
E-1

APPENDIX F

Rights Agreement
GANNETT CO., INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC, as Rights Agent

SECTION 382 RIGHTS AGREEMENT

Dated as of April 6, 2020

RIGHTS AGREEMENT
Section 382 Rights Agreement, dated as of April 6, 2020 (“Agreement”), between Gannett Co., Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company LLC, as Rights Agent (the “Rights Agent”).
The Company has generated NOLs and other Tax Benefits (as such terms are hereinafter defined) for United States Federal income tax purposes, and such NOLs and other Tax Benefits may potentially provide valuable tax benefits to the Company. The Company desires to avoid an “ownership change” within the meaning of Section 382 and the Treasury Regulations (as such terms are hereinafter defined) promulgated thereunder, and thereby avoid a substantial limitation on the future use of NOLs and other Tax Benefits.
The Board of Directors of the Company has adopted resolutions creating a series of preferred stock designated as “Series A Junior Participating Preferred Stock” and authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) outstanding as of the Close of Business (as such term is hereinafter defined) on April 16, 2020 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth (subject to adjustment as provided herein) of a share of Preferred Stock (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:
(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 4.99% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that
(i) if the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), then such Person shall not be deemed to be or to have become an “Acquiring Person” unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person”;
(ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock (a “Grandfathered Person”), such Grandfathered Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Grandfathered Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of a percentage of Common Stock outstanding exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding;

(iii) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees;
(iv) no Person shall become an “Acquiring Person” solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock beneficially owned by such Person to 4.99% or more (or in the case of a Grandfathered Person, to exceed such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, shall exceed such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person does not beneficially own 4.99% or more (or in the case of a Grandfathered Person, does not exceed such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the shares of Common Stock then outstanding; and
(v) no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, is exceeding such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes unless and until such time as such Person shall become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more (or in the case of a Grandfathered Person, does not exceed such Grandfathered Person’s Grandfathered Percentage by 0.5% or more) of the shares of Common Stock then outstanding.
Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as a result of an Exempt Transaction.
With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other Person (unless such other Person is also otherwise deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding).
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Common Stock would be deemed to be constructively owned by such first Person or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder. Notwithstanding the foregoing, Mr. Michael Reed’s employment agreement or arrangements with Fortress Investment Group LLC shall not, in and of themselves, cause Mr. Reed and such entity to be Affiliates or Associates of each other.
(c) “Agreement” shall have the meaning set forth in the preamble.

(d) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:
(i) which such Person actually owns, directly or indirectly, or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder));
(ii) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act;
(iii) which such Person or any of such Person’s Affiliates or Associates has: (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) or Section 11(n) hereof with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person’s becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iv) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has (x) any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(iii)(B) hereof) or disposing of such securities or (y) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities; or
(v) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract;

provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(d)), including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.
(e) “Book Entry” shall mean an uncertificated book entry for the Common Stock.
(f) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(g) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Gannett Co., Inc. (formerly known as New Media Investment Group Inc.), dated as of May 29, 2018, as amended by the Certificate of Amendment dated as of November 19, 2019, and as further heretofore amended and as may be amended, supplemented and/or restated from time to time.
(h) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(i) “Code” shall mean Internal Revenue Code of 1986, as amended.
(j) “Common Stock” when used with reference to the Company or without reference shall mean the Common Stock, presently par value $0.01 per share of the Company and any other interest that the Board of Directors of the Company determines would be treated as “stock” of the Company for purposes of Section 382 of the Code (including Treasury Regulation Section 1.382-2T(f)(18)) in this Section 1 and all other provisions of this Agreement in which such meaning is necessary in order to ensure that this Agreement is effective in preserving the Company’s NOLs and other Tax Benefits. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) of such other Person.
(k) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(l)  “Company” shall have the meaning set forth in the preamble.
(m) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(n) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.
(o) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(p) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.
(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(r) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(s) “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case including in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company and (ii) any other Person, alone or together with all Affiliates and Associates of such Person, as determined by the Board of Directors of the Company; provided, however, that the Board of Directors of the Company shall only grant such an exemption if it determines that such ownership would not reasonably be expected to jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits, taking into account all relevant facts and circumstances, or if it otherwise determines that the exemption is in the best interests of the Company; provided, further, that the Board of Directors of the Company makes such determination either (x) before the time such Person otherwise would have become an Acquiring Person, or (y) after the time such Person otherwise would have become an Acquiring Person if the Board of Directors of the Company has determined that such Person is an Inadvertent Acquiror; and provided, further, that such Person will cease to be an “Exempt Person” if the Board of Directors of the Company makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs or other Tax Benefits, taking into account all relevant facts and circumstances. In granting an exemption under this definition, the Board of Directors of the Company may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board of Directors of the Company may determine, including that any such violation shall result in such Person becoming an Acquiring Person.
(t) “Exempt Transaction” shall mean any transaction that the Board of Directors of the Company determines is exempt from this Rights Agreement, which determination shall be made by the Board of Directors of the Company prior to the date of such transaction; provided, however, that the Board of Directors of the Company shall only grant an exemption under this definition if the Board of Directors of the Company determines that the Beneficial Ownership of shares of Common Stock by any Person, directly or indirectly, as a result of such transaction or any other aspect of such transaction would not reasonably be expected to jeopardize or endanger the availability to the Company of the NOLs or other Tax Benefits, taking into account all relevant facts and circumstances, or if it otherwise determines that the exemption is in the best interests of the Company. In granting an exemption under this definition, the Board of Directors of the Company may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board of Directors of the Company may determine, including that any such violation shall result in such Person becoming an Acquiring Person.
(u) “Exemption Request” shall have the meaning set forth in Section 30 hereof.
(v) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(w) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(x) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.
(y) “Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the shares of Common Stock outstanding that such Grandfathered Person Beneficially Owns as of the date hereof or the first public announcement of the adoption of this Agreement, as applicable; provided that, in the event any Grandfathered Person shall sell, transfer or otherwise dispose of any shares of Common Stock outstanding after the date hereof or the first public announcement of the adoption of this Agreement, as applicable, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (a) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (b) the percentage of the shares of Common Stock outstanding that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition.
(z) “Grandfathered Person” shall have the meaning set forth in Section 1(a)(ii) hereof.

(aa) “Inadvertent Acquiror” shall mean any Person who would be an Acquiring Person but for clause (i) of the proviso in the definition of “Acquiring Person”.
(bb) “NASDAQ” shall mean The Nasdaq Stock Market LLC.
(cc) “New York Stock Exchange” shall mean the New York Stock Exchange LLC.
(dd) “NOLs” shall mean the Company’s net operating loss carryforwards.
(ee) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as defined in Section 1.382-2T(f)(13) of the Treasury Regulations).
(ff) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.
(gg) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(hh) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
(ii) “Record Date” shall have the meaning set forth in the recitals hereto.
(jj) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(kk) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(ll) “Requesting Person” shall have the meaning set forth in Section 30 hereof.
(mm) “Right” shall have the meaning set forth in the recitals hereto.
(nn) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(oo) “Rights Agent” shall have the meaning set forth in the preamble.
(pp) “Securities Act” shall mean the Securities Act of 1933, as amended.
(qq) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
(rr) “Section 382” shall mean Section 382 of the Code, or any successor provision or replacement provision.
(ss) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
(tt) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.
(uu) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
(vv) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(ww) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(xx) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, Code Section 163(j) deferred interest carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, research and development credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” (within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder), and any other tax credit, deduction or attribute the benefit of which may be limited by Sections 382 and 383 of the Code, in each case of the Company or any of its Subsidiaries.

(yy) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(zz) “Treasury Regulations” shall mean final, temporary and proposed tax regulations promulgated under the Code.
(aaa) “Trust” shall have the meaning set forth in Section 24(a) hereof.
(bbb) “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used in this Agreement (except for this Section 2) to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.
Section 3. Issue of Right Certificates.
(a) Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date or (ii) such date (prior to such time as any Person becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) having beneficial ownership or becoming the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”, provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates representing Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry shares) together with the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock (or any Book Entry shares of Common Stock) outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.
(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock issued or disposed of by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date.

Certificates issued for Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Gannett Co., Inc. (the “Company”) and American Stock Transfer & Trust Company LLC, as Rights Agent, dated as of April 6, 2020, and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.
With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.
Notwithstanding this paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, each Right Certificate shall entitle the holder thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.
Section 5. Countersignature and Registration.
(a) The Right Certificates shall be executed on behalf of the Company by any officer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by any other officer of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.
(a) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
(b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
(c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.
Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights.
(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on April 5, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(d)(iii)(A)(z) hereof, at which time the Rights are terminated, (iv) the time at which such Rights are exchanged as provided in Section 24 hereof, (v) the Close of Business on the day following the certification of the voting results of the Company’s 2021 annual meeting of stockholders, or any adjournment thereof, if at or before such annual meeting or adjournment thereof, a proposal to approve this Agreement has not been approved by stockholders, (vi) the Close of Business on the effective date of the repeal of Section 382 or any successor statute if the Board of Directors of the Company determines that this Agreement is no longer necessary or desirable for the preservation of NOLs or other Tax Benefits or (vii) the Close of Business on the first day of a taxable year of the Company during which the Board of Directors of the Company determines that no NOLs or other Tax Benefits may be carried forward.

(b) The purchase price for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right shall be initially $10.00 (the “Purchase Price”). The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.
Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof surrendered for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Right Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Right Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

Section 9. Availability of Shares of Preferred Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.
(b) So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.
(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.
(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or other securities of the Company) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right as of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, its Affiliates or Associates or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 hereof and not pursuant to this Section 11(a)(ii).
(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Rights which have become null and void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock are determined by the Board of Directors of the Company to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”, and, when used with reference to any Person other than the Company, shall have a correlative meaning in respect of such Person’s Common Stock)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (taking into account the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors of the Company shall determine that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock

(“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed on a national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) hereof multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.
(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one hundred-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.
(i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of

Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
(o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
(ii) in the case of any transaction described in (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
(c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;
(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
(e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors of the Company shall be used.
(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with the method set forth in Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise.
(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).
Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock and the Right associated with each such share of Common Stock shall be automatically transferred upon the transfer of each such share of Common Stock;
(b) after the Distribution Date, the Right Certificates are transferable, subject to Section 11(a)(ii) hereof, only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed; and
(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.
Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent.
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
(c) The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the redemption, exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any officer of the Company, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary and to the fullest extent permitted by law, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be an officer of the Company, and to apply to any such officer for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates in accordance with Section 26. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Company and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination (subject to the appointment of a successor Rights Agent pursuant to this Section 21), and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States or any state of the United States so long as such entity is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall mail notice thereof in writing to the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates in accordance with Section 26. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Section 23. Redemption.
(a) The Board of Directors of the Company may, at any time prior to the Flip-In Event, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.
(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after such action of the Board of Directors of the Company ordering the redemption of the Rights (or such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights in accordance with Section 26. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.
Section 24. Exchange.
(a) The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into (i) such arrangements or implement such procedures as it deems necessary or appropriate for ensuring that Common Stock (or such other consideration contemplated by Section 24(c) below) issuable upon an exchange pursuant to this Section 24 is not received by any holders of Rights that have become null and void pursuant to Section 11(a)(ii) hereof, and/or (ii) a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs the Company to enter into a Trust Agreement, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or such other consideration) issuable pursuant to the exchange, and all Persons entitled to receive shares

(or such other consideration) pursuant to the exchange shall be entitled to receive such shares (or such other consideration) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
(b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock (or such other consideration contemplated by Section 24(c) below) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged in accordance with Section 26. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock (or such other consideration) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b) hereof) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.
Section 25. Notice of Certain Events.
(a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b) In case any event described in Section 11(a)(ii) or Section 13 hereof shall occur then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.
Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Gannett Co., Inc.
175 Sully's Trail
Pittsford, New York 14534
Attention: Polly Grunfeld Sack (General Counsel)
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company LLC
6201 15th Avenue
Brooklyn, NY 10005
Attention: Reorg Department
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.
Section 27. Supplements and Amendments. Except as provided in the third sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the third sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 11(a)(ii) hereof), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Agreement that it is directed by the Company to execute in accordance with this Section 27.
Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29. Beneficiaries of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock).
Section 30. Process to Seek Exemption. Any Person who desires to effect any acquisition of securities that would, if consummated, result in such Person becoming an Acquiring Person (a “Requesting Person”) may, prior to such time and in accordance with this Section 30, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person,” or that such acquisition be deemed to be an “Exempt Transaction,” in each case as defined in Section 1 for purposes of this Rights Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and must be sent to the Company in accordance with Section 26 hereof. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to become an Acquiring Person and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as reasonably practicable after receipt thereof; provided, however, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to requests for additional information from the Board and its advisors to assist the Board in making its determination. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as the Board may determine, including that any such violation shall result in the Requesting Person becoming an Acquiring Person. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available.
Section 31. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.
Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 33. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
Section 35. Effectiveness. This Agreement shall be effective as of the Close of Business on the date hereof.
Section 36. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. As used in this Agreement: (a) the word “or” shall mean “and/or”; (b) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (c) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (d) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) unless otherwise expressly provided herein, any statute or regulation defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes any rules or regulations promulgated thereunder and (f) any reference herein to an act by, or determination of, the Board of Directors of the Company shall mean such act or determination as made by the Board of Directors of the Company in its sole discretion, except to the extent expressly set forth otherwise herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by both parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party hereto by virtue of authorship of any of the provisions of this Agreement.
Section 37. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
Section 38. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.
GANNETT CO., INC.

By:	/s/ Ivy Hernandez
Name: Ivy Hernandez
Title: Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC,
as Rights Agent

By:	/s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director
[Signature Page to Rights Agreement]

Exhibit A
FORM OF

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

GANNETT CO., INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
Gannett Co., Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the New Media Investment Group., Inc., as filed with the Secretary of State of the State of Delaware on May 29, 2018 and as amended by the Certificate of Amendment of Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on November 19, 2019 (as heretofore amended and as may be amended and/or restated from time to time, the “Certificate of Incorporation”), the Board of Directors, on April 6, 2020, adopted the following resolution creating a series of 150,000 shares of preferred stock of the Corporation designated as “Series A Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation hereby authorizes that a series of preferred stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, of such series of preferred stock and the number of shares of such series, are as follows:
Series A Junior Participating Preferred Stock
1. Designation and Amount. There shall be a series of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) that shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
2. Dividends and Distributions.
(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) the sum of (1) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends plus (2) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after April 6, 2020 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.
3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein, in another certificate of designation authorizing a series of preferred stock, par value $0.01 per share, of the Corporation or as required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
(B) Except as required by law, by the Certificate of Incorporation and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.
(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating

Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.
9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all series of Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless, in the case of any other series of Preferred Stock, the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended, by merger, consolidation or otherwise, in any way which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.
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IN WITNESS WHEREOF, the undersigned has executed this Certificate this     day of             , [2020].
GANNETT CO., INC.

By:
Name:
Title:

Exhibit B
Form of Right Certificate
Certificate No. R-
No. of Rights:
NOT EXERCISABLE AFTER APRIL 5, 2023, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
RIGHT CERTIFICATE

GANNETT CO., INC.
This certifies that            , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Rights Agreement, dated as of April 6, 2020, as the same may be amended from time to time (the “Rights Agreement”), between Gannett Co., Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on April 5, 2023, at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at a purchase price of $10.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 6, 2020, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
If the Rights evidenced by this Right Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), shares of Preferred Stock, or Equivalent Preferred Shares (as defined in the Rights Agreement).
No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
[The remainder of this page is intentionally left blank.]

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of           , 20  .
GANNETT CO., INC.

By:
[Title]
ATTEST:

[Title]
Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC, as Rights Agent

By
[Title]

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate)
FOR VALUE RECEIVED                 hereby sells, assigns and transfers unto
(Please print name and address of transferee)
   Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated:

Signature
Signature Guaranteed:
Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

Form of Reverse Side of Right Certificate - continued

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Right Certificate)
To Gannett Co., Inc.:
The undersigned hereby irrevocably elects to exercise      Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature
(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Right Certificate - continued
(To be completed)
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by or are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or any Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit C
UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
GANNETT CO., INC.
On April 6, 2020, the Board of Directors of Gannett Co., Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend is payable on April 16, 2020 (the “Record Date”), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $10.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Section 382 Rights Agreement, dated as of April 6, 2020, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (the “Rights Agent”).
The Board of Directors of the Company desires to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) and other tax benefits to reduce potential future United States Federal income tax obligations. The Company has experienced substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated thereunder, the Company may “carry forward” these NOLs and other tax benefits in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs and other tax benefits do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs and other tax benefits, and therefore these NOLs and other tax benefits could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382, its ability to use the NOLs and other tax benefits will be substantially limited, including that the timing of the usage of the NOLs and other tax benefits could be substantially delayed, which could therefore significantly impair the value of those assets.
Until the earlier to occur of (i) ten business days from (a) the public announcement that an Acquiring Person (as defined below) has acquired beneficial ownership of 4.99% or more of the outstanding shares of Common Stock or (b) such earlier date on which a majority of the Board of Directors of the Company becomes aware of the existence of an Acquiring Person or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company following the commencement of, or public announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book-entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book-entry shares) together with this Summary of Rights. A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 4.99% or more of the outstanding shares of Common Stock, except in certain situations (including a person or group of affiliated or associated persons that currently has beneficial ownership of the outstanding shares of Common Stock in excess of such thresholds unless and until such person or group becomes the beneficial owner of a percentage of shares of Common Stock outstanding that exceeds by 0.5% or more the percentage of shares of Common Stock outstanding that such person or group owned as of the date of the Rights Agreement or the first public announcement of the adoption of the Rights Agreement, as applicable).
The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book-entry shares. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock)

outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) April 5, 2023, (ii) the effective date of the repeal of Section 382 or any successor statute if the Board of Directors of the Company determines that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (iii) the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no NOLs or other Tax Benefits may be carried forward or (iv) the day following the certification of the voting results of the Company’s 2021 annual meeting of stockholders, or any adjournment thereof, if at or before such annual meeting or adjournment thereof, a proposal to approve the Rights Agreement has not been approved by stockholders, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.
The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
The Rights Agreement includes procedures whereby the Board of Directors of the Company will consider requests to exempt (a) any person or group (an “Exempt Person”) which would otherwise be an “Acquiring Person”, or (b) any transaction (an “Exempt Transaction”) resulting in the beneficial ownership of Common Stock, prior to the consummation of such transaction, from the Acquiring Person trigger, in each case as determined by the Board of Directors of the Company, provided that it shall only grant such an exemption if it determines that such ownership would not reasonably be expected to jeopardize or endanger the availability of the NOLs or other tax benefits to the Company or if it otherwise determines that the exemption is in the best interests of the Company; provided further that, (A) in the case of an Exempt Person, if the Board of Directors of the Company later makes a contrary determination with respect to the effect of such person or group’s Beneficial Ownership with respect to the availability to the Company of its NOLs or other tax benefits, such person or group shall cease to be an Exempt Person and (B) in the case of an Exempt Person or Exempt Transaction, the Board of Directors of the Company may require the applicable person or group to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board of Directors of the Company may determine, including that such person or group shall become an “Acquiring Person”.
Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, prior to the occurrence of one of the events described in the paragraph immediately below and unless the Rights are exchanged as described in the second paragraph below, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
At any time after any person or group becomes an Acquiring Person and prior to the earlier of the occurrence of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 6, 2021 for shares held directly and by 11:59 P.M. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GCI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 6, 2021 for shares held directly and by 11:59 P.M. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34139-P51577

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GANNETT CO., INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vinayak R. Hegde
02) Theodore P. Janulis
03) John Jeffry Louis III
04) Maria M. Miller
05) Michael E. Reed
06) Debra A. Sandler
07) Kevin M. Sheehan
08) Laurence Tarica
09) Barbara W. Wall

The Board of Directors recommends you vote FOR proposals 2, 3, 5, 6A, 6B, 6C and 7 and ONE YEAR on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D34140-P51577

GANNETT CO., INC.
Annual Meeting of Stockholders
June 7, 2021 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Michael E. Reed, Polly Grunfeld Sack, and Ashley Higgins, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GANNETT CO., INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on June 7, 2021, virtually at www.virtualshareholdermeeting.com/GCI2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all listed nominees for the Board of Directors, FOR proposals 2, 3, 5, 6A, 6B, 6C, and 7, and ONE YEAR for proposal 4.

Continued and to be signed on reverse side